Exhibit 4.1

Execution Version

INDENTURE

Dated as of July 14, 2026

Figure Technology Solutions, Inc.,

as the Company

the Guarantors named herein

8.500% Senior Notes due 2031

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

i

EXHIBIT INDEX

Exhibit A	—	Form of Note
Exhibit B	—	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantor

INDENTURE dated as of July 14, 2026, among Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), the Guarantors (as defined herein), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $600,000,000 aggregate principal amount of the Company’s 8.500% Senior Notes due 2031 (the “Original Notes”) issued on the date hereof and (b) any Additional Notes that may be issued after the date hereof in the form of Exhibit A.

ARTICLE 1
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01                    Definitions.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary, in each case whether or not Incurred by such Person in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition or such merger, consolidation or combination, as applicable. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Additional Assets” means:

(a)                 any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that Capital Expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);

(b)                the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;

(c)                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or

(d)                Financeable Assets;

provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is not an SPV Subsidiary.

“Additional Notes” means any Additional Notes issued from time to time under this Indenture in accordance with Section 2.01.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appendix” means Appendix A attached hereto.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of:

(a)                 the present value at such redemption date of (i) the redemption price of such Note at July 31, 2028 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Paragraph 5(c) of the Notes), plus (ii) all required interest payments due on such Note through July 31, 2028 (excluding accrued but unpaid interest, to, but not including, such redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b)                the outstanding principal amount of such Note;

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or confirm or verify any such calculation or component thereof.

“Asset Disposition” means:

(a)                 the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company (other than the issuance or sale of Capital Stock of the Company by the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(b)                the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.09 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(i)	a disposition by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary (other than an SPV Subsidiary); provided that with respect to dispositions of material intellectual property pursuant to this clause (1) (other than in the ordinary course of business), such dispositions may only be between and among the Company and the Guarantors;

(ii)	a disposition of cash, Cash Equivalents or Investment Grade Securities;

(iii)	a disposition of inventory or other assets (including Financeable Assets) in connection with a Permitted Investment or otherwise in the ordinary course of business;

(iv)	a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets, including the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of intellectual property (or rights thereto), that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(v)	transactions permitted under Section 5.01 or a transaction that constitutes a Change of Control;

(vi)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Company;

(vii)	any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) not to exceed the greater of (a) $25.0 million and (b) 7.5% of LTM EBITDA;

(viii)	any Restricted Payment that is permitted to be made, and is made, under Section 4.10 and the making of any Permitted Investment;

(ix)	dispositions in connection with Permitted Liens;

(x)	disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of collateral for loans serviced or originated by the Company or any of its Subsidiaries;

(xi)	the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;

(xii)	transfers of property or assets subject to casualty, foreclosure, condemnation or any similar action;

(xiii)	the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business or the conversion or exchange of such assets for accounts receivable, notes receivable or other assets, in each case in the ordinary course of business;

(xiv)	any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary and dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(xv)	any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(xvi)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(xvii)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(xviii)	(a) the sale by the Company, any Restricted Subsidiary or any SPV Subsidiary of Financeable Assets in connection with a Permitted Secured Financing or otherwise in the ordinary course of business or (b) the sale by any SPV Subsidiary of any security issued, or assets held, by such SPV Subsidiary or any other SPV Subsidiary in connection with a Permitted Secured Financing;

(xix)	any sales, transfers, contributions or dispositions of Financeable Assets to SPV Subsidiaries in connection with a Permitted Secured Financing;

(xx)	transactions pursuant to repurchase agreements entered into in the ordinary course of business;

(xxi)	settlements or terminations of Hedging Obligations, the purchase of any Permitted Bond Hedge Transaction, the sale of any Permitted Warrant Transaction or the performance of the rights and obligations under, or termination of, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;

(xxii)	any Foreign Subsidiary may issue Capital Stock to qualified directors where required by or to satisfy any applicable requirements of law, including any requirement of law with respect to ownership of Capital Stock in Foreign Subsidiaries; and

(xxiii)	any repurchase, redemption, extraction, or transfer of Financeable Assets from any SPV Subsidiary or Warehouse Entity to the Company or any Restricted Subsidiary, including any concurrent prepayment of related Warehousing

Indebtedness necessary to effectuate the contractual release of such assets, in connection with the subsequent sale or transfer of such assets under a permitted forward flow, whole loan sale, or captive finance arrangement.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Bilateral Contract Obligations” means any settlement or similar obligations of the Company or one of its Restricted Subsidiaries arising out of, or relating to, contractual obligations between the Company or one of its Restricted Subsidiaries, on the one hand, and one or more of its customers, on the other hand, for a proper business purpose; provided, that recourse for the payment of such obligations is limited solely to cash or Cash Equivalents provided by such customers for the purpose of purchasing such obligations and held in one or more segregated accounts (or otherwise segregated from the general assets of the Company and its Restricted Subsidiaries) as the designated source of repayment thereof, and neither the Company nor any Restricted Subsidiary shall have any liability in respect of such obligations beyond such segregated cash or assets.

“Blockchain Common Stock” means the Series A Blockchain Common Stock of the Company.

“Blockchain Common Stock Transaction” means any redemption, conversion or exchange of the Company’s common stock for Blockchain Common Stock, or vice versa (including any facilitation of such redemption or exchange using YLDS), in the ordinary course of business, including any obligations of the Company created in respect thereof.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Broker-Dealer Subsidiaries” means each Restricted Subsidiary of the Company that is on the Issue Date or becomes in the future (i) a broker or a dealer pursuant to Section 15 of the Exchange Act or (ii) a broker or a dealer or an underwriter under any foreign securities law.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Expenditures” as applied to any Person for any period means the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Finance Leases) that in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows for such Person for such period.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Capital Markets Indebtedness” (i) shall not include the Notes (including, for the avoidance of doubt any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under commercial bank facilities or similar Indebtedness, Finance Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity. For the avoidance of doubt, Blockchain Common Stock shall be deemed Capital Stock of the Company.

“Cash Equivalents” means:

(a)                 (i) United States dollars, euro or any national currency of any member state of the European Union; (ii) any other foreign currency; or (iii) YLDS or any Payment Stablecoin, in each case held by the Company and its Restricted Subsidiaries in the ordinary course of business;

(b)                securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;

(d)                repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f)                  readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(g)                Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition; and

(h)                interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (a) through (g) above.

“Cash Management Agreement” means an agreement with any Person to provide cash management and other services provided to one or more of the Company and its Restricted Subsidiaries, which may include treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, business credit card (including so-called “purchase cards”, “procurement cards” or “p-cards”), credit card processing services, debit cards, stored value cards, and check cashing services.

“Cash Management Services” means cash management and other services provided to one or more of the Company and its Restricted Subsidiaries which may include treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, business credit card (including so-called “purchase cards”, “procurement cards” or “p-cards”), credit card processing services, debit cards, stored value cards, and check cashing services identified in a Cash Management Agreement.

“Change of Control” means:

(a)                 the  Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that as a result of any transaction, including, without limitation, any merger, consolidation or purchase, any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(b)                the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(c)                 the Company adopts a plan of liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such holding company, other than a Permitted Holder.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the Preamble to this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Adjusted EBITDA” means with respect to the Company and its Subsidiaries for any period,

(1) the sum, without duplication, of the amounts for such period of:

(a) Consolidated Net Income, plus

(b) Consolidated Interest Expense, plus

(c) provisions for taxes based on income, plus

(d) total depreciation expense, plus

(e) total amortization expense, plus

(f) noncash stock based compensation expense, plus

(g) extraordinary, unusual or nonrecurring expenses, losses or charges; provided that the aggregate amount for all such items under this clause (g) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (k), (m) and (r) below, plus

(h) [reserved], plus

(i) impairment loss on any Investments, plus

(j) write-downs of capitalized software, plus

(k) (x) the amount of any restructuring charge, accrual or reserve, integration cost or other business optimization expense, including any restructuring costs Incurred in connection with acquisitions, mergers or consolidations and any other restructuring expenses, severance expenses, one-time compensation charges, post-retirement employee benefits plans, any expenses relating to reconstruction, expenses or charges relating to facility closing costs, acquisition integration costs and signing, retention or completion bonuses or expenses and (y) the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of such restructuring, integration and optimization initiatives and the other items specified in this clause (k); provided that the aggregate amount for all such items under this clause (k) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clause (g) above, clauses (m) and (r) below (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus

(l) costs, fees and expenses in connection with the execution and delivery of this Indenture and any amendments or other modifications thereto, plus

(m) one-time costs, fees, and expenses in connection with acquisitions permitted under this Indenture, Investments, dispositions, issuances or repurchases of Capital Stock (excluding, in each case, ordinary course transaction costs, fees and expenses in connection with Permitted Secured Financings, Standard Secured Financing Undertakings and Permitted Credit Enhancements), or the Incurrence, amendment or waiver of Indebtedness (in each case solely to the extent permitted hereunder), in each case, whether or not consummated; provided that the aggregate amount for all such items under this clause (m) will not exceed 20% of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (g) and (k) above, and clause (r) below (calculated, in each case, after giving effect to all addbacks permitted under this definition), plus

(n) noncash exchange, transaction or performance losses relating to any foreign currency hedging transactions or currency fluctuations, plus

(o) without duplication of any amounts added back pursuant to clause (m) above, noncash purchase accounting adjustments (including, but not limited to deferred revenue write down) and any adjustments as required or permitted by GAAP, in each case, in connection with acquisitions permitted under this Indenture, plus

(p) without duplication of any addback made pursuant to clauses (d) and (e) above, noncash charges for goodwill and other intangible write-offs and write-downs in connection with acquisitions permitted under this Indenture or otherwise, plus

(q) [reserved], plus

(r) the amount of “run-rate” cost savings, operating expense reductions and synergies related to this offering, any Specified Transactions and any other restructuring, cost saving initiative or other initiative that are reasonably identifiable (as determined and certified in good faith by the Company), factually supportable and projected by such Person in good faith to result from actions taken or committed to be taken no later than 12 months after the end of the most recently ended four fiscal quarters for which internal financial statements are available (which amounts will be determined by such Person in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of such period), net of the amount of actual benefits realized during such four fiscal quarters from such actions; provided that the aggregate amount for all such items under this clause (r) will not exceed 20 % of Consolidated Adjusted EBITDA in any four consecutive fiscal quarter period in the aggregate when calculated with all amounts added back pursuant to clauses (g), (k) and (m) above, plus

(s) at the option of the Company, any other adjustments, exclusions and add-backs (x) that are consistent with Regulation S-X or (y) that are set forth in any quality of earnings analysis or report prepared by financial advisors of recognized standing or any other firm reasonably acceptable to the Company (it being understood that the “Big Four” accounting firms are acceptable) in connection with any acquisition or other similar Investment not prohibited hereunder (including “run rate” pro forma adjustments, from the first day of the applicable period, for the aggregate amount of Consolidated Net Income attributable to any Person or business which the Company has entered into a binding contract to acquire); minus

(2) the sum, without duplication of the amounts for such period of:

(a) other non-cash items increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus

(b) extraordinary, unusual or nonrecurring gains, additions or credits.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and any Restricted Subsidiary determined on a consolidated basis in accordance with

GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with any acquisition  or other Investment permitted hereunder and exclusive of any intercompany Indebtedness among the Company or any Restricted Subsidiary), (1) the sum (without duplication) of (a) the outstanding principal amount of all Indebtedness for borrowed money, (b) the outstanding principal amount of all Indebtedness outstanding under bonds, notes, debentures, Indentures, loan agreements and similar obligations, (c) the aggregate amount of all obligations in respect of Finance Leases, (d) all unreimbursed drawings in respect of letters of credit (and similar facilities), (e) earnouts payable in cash once the amount of the asserted payment is reasonably determined and becomes a liability on the balance sheet in accordance with GAAP (other than references thereto in the footnotes) and (f) all Guarantees (excluding, for the avoidance of doubt, any Standard Secured Financing Undertakings and Permitted Credit Enhancements) with respect to outstanding Indebtedness of the types specified in clauses (a), (b), (c), (d) and (e) above of Persons other than the Company and any Restricted Subsidiary and (2) net of the Unrestricted Cash Amount, in an amount not to exceed $500.0 million.  Notwithstanding the foregoing, Consolidated Funded Indebtedness shall not include any Defeased Indebtedness.

“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to Finance Lease Obligations) of the Company and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ guarantees and acceptance financing and net costs under Hedging Obligations in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a)                 any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by an Officer of the Company (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (b) below);

(b)                any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (i) restrictions that have been waived or otherwise released and (ii) restrictions pursuant to the Notes or this Indenture), except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(c)                 any net gain (or loss) realized upon the sale or other disposition of any disposed or discontinued operations of the Company or any of its Restricted Subsidiaries and related fees and expenses as well as any net income (or loss) from disposed or discontinued operations;

(d)                any net gain (or loss) realized upon the sale or other disposition of any assets of the Company or any Restricted Subsidiary outside the ordinary course of business;

(e)                 any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(f)                  the cumulative effect of a change in accounting principles;

(g)                any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(h)                all deferred financing costs written off and premiums paid or other expenses Incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any early extinguishment, write-off or forgiveness of Indebtedness;

(i)                  any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations;

(j)                  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(k)                any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(l)                  any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(m)               any goodwill or other intangible asset amortization, impairment charge or write-off;

(n)                the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any of its Restricted Subsidiaries under any agreement providing for reimbursement of any such expense; provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(o)                change in fair value of Permitted Funding Indebtedness or Investments or the amortization of deferred financing costs related to Permitted Funding Indebtedness or the write-off of Investments pursuant to such Person’s accounting policy;

(p)                an amount equal to the amount of tax distributions actually made to holders of the Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with Section 4.10(b)(x)(2), which shall be treated as though such amount had been paid as income taxes directly by such Person for such period; and

(q)                fair value adjustment to warrant liability and contingent liabilities.

“Consolidated Subsidiary” means each Subsidiary of the Company other than any such Subsidiary that is (i) not consolidated with the Company in accordance with GAAP or (ii) an SPV Subsidiary (unless such SPV Subsidiary is consolidated with the Company in accordance with GAAP).

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries that is available.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (other than Permitted Secured Financings) as of such date to (b) Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarters for which internal financial statements are available calculated on a pro forma basis as of the applicable date of determination.

“Consumer Purpose Loans” means loans and/or lines of credit to one or more individuals the proceeds of which are used for personal, household or family purposes. Consumer Purpose Loans do not include (a) obligations of legal entities or governmental authorities or (b) obligations Incurred for commercial or agricultural purposes.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(a)                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)                to advance or supply funds:

(i)                  for the purchase or payment of any such primary obligation; or

(ii)                to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(c)                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time this Indenture shall be administered, which at the date hereof is located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Debt Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities (including revolving credit facilities), indentures or other arrangements (including commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended, in whole or in part, from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Debt Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers, guarantors or grantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defeased Indebtedness” means Indebtedness (a) that has been defeased or satisfied and discharged in accordance with the terms of an indenture or other agreement under which it was issued, (b) that has been called for redemption and for which funds sufficient to redeem such

Indebtedness have been set aside by the Company or any Restricted Subsidiary, or (c) for which amounts are set aside in trust or are held by a representative of the holders of such Indebtedness or any third party escrow agent pending satisfaction or waiver of the conditions for the release of such funds.

“Democratized Prime” means the decentralized, blockchain-based financial marketplace developed by the Company, or any successor thereto or expansion thereof designed to provide individuals and institutions with the ability to borrow and earn from other individuals and institutions.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to the earlier of (a) the date that is 91 days after the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to prior compliance by the relevant Person with Sections 4.04 and 4.08 as applicable; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Equity Offering” means (1) a sale of Capital Stock of the Company (other than Disqualified Stock) other than (x) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions and (y) to any Subsidiary of the Company, or (2) the sale of Capital Stock or other securities by a Parent, the proceeds of which are contributed to the equity capital of the Company or any Restricted Subsidiaries.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company  or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company within 180 days of the date such capital contributions are made or such Capital Stock is issued or sold.

“Excluded Net Proceeds” means Net Available Cash from any Asset Disposition in respect of any Excluded Regulated Subsidiary to the extent such Net Proceeds are required pursuant to Requirements of Law (other than pursuant to such Restricted Subsidiary’s organizational documents) to be used to assure compliance with capital requirements applicable to such Excluded Regulated Subsidiary; provided that, at such time as such Net Proceeds are no longer needed to assure compliance with such capital requirements, such Net Proceeds shall not constitute Excluded Net Proceeds.

“Excluded Regulated Subsidiary” means any Restricted Subsidiary of the Company that is (a) a Broker-Dealer Subsidiary or a Restricted Subsidiary of a Broker-Dealer Subsidiary or (b) another Restricted Subsidiary of the Company that is subject to regulation by any Regulatory Supervising Organization, in each case, in respect of which the guaranteeing by such Restricted Subsidiary of the Notes could, in the good faith judgment of the Company, reasonably be expected to result in adverse regulatory effects to such Restricted Subsidiary or impair the conduct of the business of such Restricted Subsidiary, provided that any Subsidiary of the Company that guarantees any Pari Passu Indebtedness shall not be deemed to be an Excluded Regulated Subsidiary for purposes of this definition.

“Excluded Subsidiary” means any Subsidiary that is (a) an SPV Subsidiary and any other special purpose entity used for any Permitted Secured Financing or other permitted securitization or receivables facility or financing, (b) not a wholly-owned Subsidiary of the Company, (c) an Immaterial Subsidiary (unless the Company has elected to have such Immaterial Subsidiary become a Guarantor), (d) acquired pursuant to an acquisition or other Investment permitted by this Indenture that has assumed Indebtedness not Incurred in contemplation of such acquisition or other Investment and any Subsidiary thereof that guarantees such Indebtedness, in each case to the extent the terms of such Indebtedness prohibit such subsidiary from becoming a Guarantor and such terms were not created in contemplation of such acquisition or Investment, (e) prohibited or restricted by law, rule or regulation or contractual obligation (in the case of contractual obligations, solely to the extent such contractual obligations exist on the Issue Date or the date such applicable Subsidiary is acquired) from providing a guarantee or that would require a governmental (including regulatory) or third party consent, approval, license or authorization to provide a guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles) unless such consent has been received, it being understood that the Company and its subsidiaries shall have no obligation to seek or obtain any such consent, approval, license or authorization, (f) any captive insurance subsidiary, (g) any Excluded Regulated Subsidiary, (h) any Foreign Subsidiary, and (i) any Subsidiary if becoming a Guarantor of the Notes would, or would reasonably be expected to, result in material adverse tax consequences to the Company or any of its Subsidiaries as determined by the Company in good faith.

“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Finance Leases” means all leases that have been or are required to be, in accordance with GAAP as in effect on the Issue Date, recorded as finance leases.

“Finance Lease Obligations” means, with respect to any Person, at the time any determination thereof is to be made, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP (excluding the footnotes thereto) and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Financeable Assets” means (a) Receivables (or interests therein), (b) Residual Interests (or interests therein), (c) any obligations issued by or other interests in a an SPV Subsidiary, (d) to the extent not otherwise included, any assets related thereto that are of the type customarily transferred in connection with secured financing transactions involving assets such as, or similar to, such Receivables or Residual Interests, as the case may be, and any collections or proceeds of any of the foregoing and (e) any assets, tokens, units, interests or rights deposited, contributed, locked, staked, seeded or otherwise transferred into, or issued, created, acquired or held by or in respect of, any smart contract, protocol or liquidity pool (or similar arrangement), including in connection with providing, seeding, maintaining or removing liquidity, together with any liquidity provider or pool tokens, units or other interests, any fees, yield, rewards, distributions, collections or other proceeds in respect of any of the foregoing, and any right to receive, redeem, withdraw or reclaim any of the foregoing. Financeable Assets shall include assets that are (a) Risk Retention Investments, (b) investments in consumer loans (including consumer auto loans and consumer real estate loans), consumer credit card receivables and securities in the ordinary course of business and (c) other financial assets (as defined in the Uniform Commercial Code), including any controllable electronic record, controllable account or controllable payment intangible, or any other related assets, rights (including servicing rights) or property or the proceeds therefrom. For the avoidance of doubt, each of the foregoing shall constitute a Financeable Asset whether held, represented, recorded, evidenced, transferred or settled in physical, electronic, book-entry, certificated, tokenized or other digital form, including as or by means of a digital token, unit or record on a blockchain, distributed ledger or similar technology; and neither the tokenization or conversion into (or out of) digital form of any Financeable Asset, nor the issuance of any token, unit or record representing, backed by or evidencing such asset, shall cause such asset (or such token, unit or record) to cease to be a Financeable Asset.

“Financing Vehicle” means any (a) funds managed or advised by the Company or one of its Affiliates, (b) securitization vehicles sponsored or administered by Company or one of its Affiliates and (c) other similar vehicles.

“Financing Vehicle Investment Management Agreement” means any investment management agreement, administration agreement, servicing agreement or other similar agreement entered into in connection with the establishment of a Financing Vehicle pursuant to which a Subsidiary of the Company acts as investment manager, administrator, sponsor, servicer or other similar role in the ordinary course of business.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries Incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that interest expense for revolving credit borrowings for ordinary working capital purposes shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(a)                 acquisitions and other Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(b)                the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded;

(c)                 Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(d)                Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(e)                 Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(f)                  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith (in accordance with Regulation S-X under the Securities Act) by a responsible financial or accounting officer of the Company.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)                 Consolidated Interest Expense; plus

(b)                the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)                 any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)                the product of (i) all dividends, whether paid or accrued and whether or not in cash, on all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case held by Persons other than the Company or a Restricted Subsidiary (and other than dividends on equity interests payable solely in equity interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP;

in each case, excluding (i) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (ii) any expensing of loan commitment and other financing fees. For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Subsidiary of such Person that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof). Any Subsidiary which is organized and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary.

“Founder Stockholders” means Michael Cagney and June Ou.

“Future Credit Agreement” means any Debt Facility that the Company or any of its Subsidiaries may enter into after the Issue Date with one or more banks, lenders or institutions providing for revolving credit loans, term loans and/or letters of credit (excluding, for the avoidance of doubt, (i) any indentures or similar facilities providing for the issuance of Capital Markets Indebtedness and (ii) any agreements or facilities providing Permitted Funding Indebtedness).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(a)                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)                entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released or discharged in accordance with the provisions of this Indenture.

“Hastra” means Sigmun Limited (d/b/a Hastra), an entity organized under the laws of the British Virgin Islands and wholly owned subsidiary by the Provenance Cayman Foundation, or any successor thereto, including (i) any wholly owned Subsidiary thereof and (ii) any trust, statutory trust, business trust, common law trust or similar arrangement as to which any of the foregoing is the sole beneficiary thereof and/or all of the beneficial interests, trust certificates, residual or equity certificates, ownership interests or similar interests are owned, directly or indirectly, by any of the foregoing.

“Hedging Obligations” means, with respect to any person, the obligations of such Person under any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transaction; provided that no obligation in respect of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall constitute a Hedging Obligation.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC.

“Immaterial Subsidiary” means any Restricted Subsidiary that (i) has not Guaranteed any other Indebtedness of the Company or any Guarantor and (ii) has Consolidated Total Assets and revenues of less than 5.0% of the Consolidated Total Assets and revenues of the Company and its Restricted Subsidiaries and, together with all other Immaterial Subsidiaries, has Consolidated Total Assets and revenues of less than 10.0% of the Consolidated Total Assets and net revenues of the Company and its Restricted Subsidiaries (measured, in the case of Consolidated Total Assets, at the end of the most recent fiscal period for which quarterly or annual financial statements have been made available pursuant to Section 4.02 and, in the case of revenues, for the four quarters ended most recently for which quarterly or annual financial statements have been made available pursuant to Section 4.02, in each case measured on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary).

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a)                 the principal of indebtedness of such Person for borrowed money;

(b)                the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)                 all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(d)                the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(e)                 Finance Lease Obligations of such Person;

(f)                  the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)                the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (ii) the amount of such Indebtedness of such other Persons;

(h)                Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

(i)                  to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

(j)                  all obligations in respect of Third Party Securities issued by such Person in a Permitted Secured Financing (regardless of whether denominated as debt or equity securities); and

(k)                to the extent not otherwise included in this definition, all Permitted Funding Indebtedness of such Person.

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (g) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)                  Contingent Obligations Incurred in the ordinary course of business;

(ii)	Cash Management Services;

(iii)	in connection with the purchase by the Company or any Restricted Subsidiary of any business, any deferred payments, holdbacks or similar deferred consideration or other post-closing payment adjustments or indemnity obligations to which the seller may become entitled that is payable solely through the issuance of Capital Stock (which is not Disqualified Stock) or to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(iv)	any Permitted Bond Hedge Transaction or Permitted Warrant Transaction;

(v)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, insurance premiums, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(vi)	any Blockchain Common Stock Transactions; or

(vii)	any Bilateral Contract Obligations.

“Indenture” means this Indenture as amended, modified, amended and restated or supplemented from time to time.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Initial Purchasers” means the institutions listed as such in the Offering Memorandum.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 4.10:

(a)                 “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in good faith by the Board of Directors of the Company) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(b)                any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Investment Grade Securities” means:

(a)                 securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)                securities issued or directly and fully Guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(c)                 debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(d)                investments in any fund that invests exclusively in investments of the type described in clauses (a), (b) and (c) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive two or more of the following:

(a)                 a rating of “BBB-” or higher from S&P;

(b)                a rating of “Baa3” or higher from Moody’s; and

(c)                 a rating of “BBB-” or higher from Fitch,

or the equivalent of such rating by any such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means July 14, 2026.

“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person and (2) in which such Person owns less than 100% of the equity or voting interests.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, and (3) any dividends or distributions on, or redemptions of, the Company’s or any Parent’s Capital Stock requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“LTM EBITDA” means Consolidated Adjusted EBITDA as of the last day of the most recently ended four fiscal quarters for which internal financial statements are available calculated on a pro forma basis as of the applicable date of determination.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(a)                 (i) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (ii) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of any Parent, the Company, its Subsidiaries or any Parent with (in the case of this sub-clause (ii)) the approval of the Board of Directors;

(b)                in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(c)                 not exceeding the greater of (i) $10.0 million and (ii) 3% of LTM EBITDA in the aggregate outstanding at any time.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes and Related Taxes, paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b)                all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law must be repaid out of the proceeds from such Asset Disposition;

(c)                 all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of their respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and

(d)                the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Short” means, with respect to a Holder or beneficial owner of a Note, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Funding Indebtedness” means Indebtedness other than Permitted Funding Indebtedness.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor.

“Note Documents” means the Notes (including any Additional Notes), the Note Guarantees and this Indenture.

“Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of this Indenture.

“Notes” means any Note authenticated and delivered under this Indenture, including the Original Notes and any Additional Notes. The Original Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture and will vote on all matters as one class, and unless the context otherwise requires, all references to the Notes shall include the Original Notes and any Additional Notes.

“Offering Memorandum” means the offering memorandum dated July 9, 2026 related to the offer and sale of the Original Notes on the Issue Date.

“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or the

Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person and meeting the requirements of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.

“ordinary course of business” or “ordinary course” mean, with respect to any Person, items or actions that are consistent with practice in or norms of the industry in which such Person operates or such Person’s past practice.

“Parent” means any Person of which the Company at any time is or becomes a direct or indirect Subsidiary after the Issue Date.

“Parent Expenses” means:

(a)                 costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(b)                customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries;

(c)                 obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries;

(d)                general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of its Restricted Subsidiaries; and

(e)                 expenses Incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:

(i)	where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary,

(ii)	in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or

(iii)	otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Pari Passu Indebtedness” means Non-Funding Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees in the case of any Guarantor (without giving effect to collateral arrangements).

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Note on behalf of the Company.

“Payment Stablecoin” means a United States dollar denominated “payment stablecoin” subject to the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”), federal stablecoin legislation that was enacted on July 18, 2025, including any amendments thereof or implementing rules and regulations with respect thereto.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.08.

“Permitted Bond Hedge Transaction” means any bond hedge or call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock (or the cash value or a combination thereof) in connection with the issuance of any convertible or exchangeable securities; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received from the sale of such convertible or exchangeable securities.

“Permitted Credit Enhancement” means any credit enhancement, liquidity support (including the funding of cash reserves), and credit support provided (x) to an SPV Subsidiary (other than a Warehouse Entity) pursuant to the Company’s or any Restricted Subsidiary’s existing or future intercompany liquidity lines that are used (i) to facilitate transfers of assets from, to and between SPV Subsidiaries in connection with Permitted Secured Financings (other than Warehouse Facilities) (provided that, in the reasonable judgment of the Company or such Restricted Subsidiary, there is a substantial likelihood that any drawings under any such liquidity lines will be repaid (or deemed repaid) subsequent to completion of such asset transfer) or (ii) to fund the performance under Standard Secured Financing Undertakings or (y) to an SPV Subsidiary pursuant to performance support agreements and other credit enhancement, liquidity support or credit support arrangements that are consistent with the Company’s or any Restricted Subsidiary’s current or future secured funding practices, as applicable, or that are customary for such transactions, as applicable, as determined in good faith by the Company.

“Permitted Facilities” means, collectively, (a) Permitted Margin Facilities, (b) credit facilities entered into by the Company or any of its Restricted Subsidiaries to finance the purchase of trading assets in the ordinary course of business, provided that any Indebtedness incurred thereunder by the Company or any of its Restricted Subsidiaries that is not a Specified Subsidiary shall be unsecured, and (c) Permitted Repos.

“Permitted Funding Indebtedness” means any Indebtedness Incurred in respect of Permitted Secured Financings, including without limitation, Permitted Warehousing Indebtedness, Permitted Securitization Indebtedness and Indebtedness with respect to Permitted Risk Retention Facilities, in each case of the Company or its Restricted Subsidiaries.

“Permitted Holders” means, collectively, (1)(i) each Founder Stockholder and each Founder Stockholder’s siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) any spouse or domestic partner of any Person described in clause (1)(i) that receives any voting stock of the Company pursuant to a court order or upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree; (iii) in the event of the incompetence or death of any of the Persons described in clause (1)(i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, the relevant voting stock of the Company; (iv) any trust created for the benefit of the Persons described in clause (1)(i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in clause (1)(i), (ii), (iii) or (iv) and (2) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which either of the Founder Stockholders are members; provided that, in the case of such group and without giving effect to the existence of such group, such persons in clause (1) above, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect Parent companies. Any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter constitute additional Permitted Holders.

“Permitted Investment” means (in each case, by the Company or any of its Restricted Subsidiaries):

(a)                 Investments in (i) a Restricted Subsidiary, including the Capital Stock of a Restricted Subsidiary (other than an SPV Subsidiary) or the Company or (ii) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary (other than an SPV Subsidiary); provided that with respect to any Investment pursuant to this clause (1) that is in material intellectual property (other than in the ordinary course of business), such Investment may only be made in any Guarantor;

(b)                Investments in another Person if such Person is engaged in any Similar Business if as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than an SPV Subsidiary);

(c)                 Investments in cash, Cash Equivalents or Investment Grade Securities;

(d)                (i) Investments in Receivables (or interests therein) owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and (ii) Investments in respect of accounts receivable, trade credit or advances to customers in the ordinary course of business;

(e)                 Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)                  Management Advances;

(g)                Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)                Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition, in each case made in compliance with Section 4.08;

(i)                  Investments existing or pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(j)                  Hedging Obligations Incurred in compliance with Section 4.09;

(k)                Investments resulting from pledges and deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business and any other deposits or other Investments made in connection with the Incurrence of, or consisting of, “Permitted Liens” or Liens otherwise permitted under Section 4.11;

(l)                  any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock) or Capital Stock of any Parent as consideration or made with the proceeds of a substantially contemporaneous issuance of Capital Stock (which is not Disqualified Stock) of the Company; provided that that issuance of such Capital Stock and any Net Cash Proceeds thereof will be excluded from clause (C)(2) of Section 4.10(a);

(m)               any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.13(b) (except those described in clauses (i), (iii), (vii), (ix), (x) and (xii) of that subsection);

(n)                Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business;

(o)                (i) Guarantees not prohibited by Section 4.09 and (other than with respect to Indebtedness) guarantees, keep-wells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations Incurred by the Company or any of its Restricted Subsidiaries that are permitted by this Indenture;

(p)                Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(q)                Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r)                  Investments consisting of licensing of intellectual property pursuant to joint marketing or joint venture arrangements with other Persons and Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Issue Date or entered into after the Issue Date in the ordinary course of business;

(s)                 contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company;

(t)                  Investments in Joint Ventures having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (t) that are at the time outstanding, not to exceed the greater of (i) $140.0 million and (ii) 35% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (t) at any time outstanding shall be reduced by any amounts received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment and (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (t);

(u)                Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (u) that are at the time outstanding, not to exceed the greater of (i) $10.0 million and (ii) 3% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (u) at any time outstanding shall be reduced by any amounts received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment and (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (u);

(v)                (i) Investments arising as a result of Permitted Secured Financings, including repurchases of assets in respect thereof and (ii) Investments by the Company or any Restricted Subsidiary in the Company, any Restricted Subsidiary or any SPV Subsidiary in connection with Permitted Secured Financings, as applicable, in each case including any Permitted Credit Enhancement associated therewith;

(w)               Investments by an SPV Subsidiary in connection with any Permitted Secured Financing, as applicable, including investments of funds held in accounts required or permitted by the arrangements governing such Permitted Secured Financing, as applicable;

(x)                Investments arising out of purchases of all remaining outstanding asset-backed securities of, or in the case of a Warehouse Entity, outstanding principal amount owed by, any SPV Subsidiary, in each case consistent with the terms of the related Permitted Secured Financing or, for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such SPV Subsidiary;

(y)                Investments by the Company or any Restricted Subsidiary in the form of Consumer Purpose Loans and loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company and its Restricted Subsidiaries in the ordinary course of business;

(z)                 Investments in the Company or any Restricted Subsidiary (including any SPV Subsidiary), or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(aa)              Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (aa) that are at that time outstanding, not to exceed the greater of (i) $40.0 million and (ii) 10% of LTM EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (aa) at any time outstanding shall be reduced by any amounts received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment and (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (aa);

(bb)             Investments resulting from accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(cc)              so long as no Event of Default shall have occurred and is continuing or would result therefrom, (i) Investments in or made with Financeable Assets in the ordinary course of business, (ii) to the extent not permitted under subclause (i), Investments in or otherwise in furtherance of Democratized Prime or any other decentralized, tokenized marketplace pursuant to which the Company or any Restricted Subsidiary is seeding one or more liquidity pools and/or providing ongoing liquidity support for purposes of facilitating transactions on such marketplace in the ordinary course of business and (iii) Investments in the YLDS Issuer in connection with or in furtherance of the issuance or redemption of, or other transactions involving, YLDS, in the ordinary course of business;

(dd)             other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (dd) that are at the time outstanding, not to exceed the greater of (i) $200.0 million and (ii) 50% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (x) the amount of Investments made pursuant to this clause (dd) at any time outstanding shall be reduced by any amounts received by the Company or any Restricted Subsidiary as a dividend, distribution or otherwise on account of such Investment) and (y) if any such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (a) or (b) above and shall not be included as having been made pursuant to this clause (dd);

(ee)              to the extent constituting Investments, the performance of obligations under (including for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of) any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case in accordance with its terms; and

(ff)               Investments (x) in the ordinary course of business arising under arrangements in connection with the participation in or through any clearing system, any investment, commodities or stock exchange or any trading platform where the Investment arises under the rules, normal procedures, agreements or legislation governing trading on or through such system, exchange or platform or (y) made or acquired in the ordinary course trading activities of any Excluded Regulated Subsidiary, including, for the avoidance of doubt, (i) Permitted Repos, (ii) Investments in equity and debt securities issued by third Persons acquired by the Company or any of its Restricted Subsidiaries as dealers in the ordinary course of their businesses and (iii) Investments made with Segregated Funds and other customer funds to the extent such Investments are made in accordance with the Company’s approved investment policies for Segregated Funds and such customer funds.

“Permitted Liens” means, with respect to any Person:

(a)                 pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion Guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, Guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(b)                Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(c)                 Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(d)                encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(e)                 Liens (1) on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations or Cash Management Services permitted under this Indenture; (2) that are contractual rights of setoff or other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business; (3) on cash accounts securing Indebtedness Incurred under clause (c) of Section 4.09(b)(viii) with financial institutions; (4) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business, consistent with past practice and not for speculative purposes; and/or (5) (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;

(f)                  leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business or between the Company and any Guarantor;

(g)                Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(h)                Liens (i) on assets or property of the Company or any Restricted Subsidiary for the purpose of securing Finance Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business (including Indebtedness Incurred under clause (vii) of Section 4.09(b)); provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and (b) any such Lien may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) any interest or title of a lessor under any Finance Lease Obligation or operating lease;

(i)                  Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(j)                  Liens existing on the Issue Date;

(k)                Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock), including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured the obligations to which such Liens relate;

(l)                  Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(m)               Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(n)                (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(o)                any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(p)                Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(q)                Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof);

(r)                  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(s)                 Liens securing Indebtedness under Debt Facilities, including any letter of credit facility relating thereto, Incurred pursuant to clause (i) of Section 4.09(b);

(t)                  Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(u)                (i) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (which for the avoidance of doubt excludes Receivables) and (ii) Liens constituting cash collateral securing letters of credit, bankers’ acceptances, Guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and as permitted by this Indenture;

(v)                Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise made in compliance with this Indenture;

(w)               (i) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers and (ii) Liens disclosed by title insurance policies (that were not granted in contemplation of this Indenture) and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Indenture;

(x)                Liens solely on (i) any cash earnest money deposits or other accounts made in connection with any acquisition or Investment not otherwise prohibited under this Indenture or to secure any other obligation arising in the ordinary course of business or (ii) cash advances in favor of the seller of any property to be acquired in an Investment that constitutes a Permitted Investment to be applied against the purchase price for such Investment;

(y)                Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $200.0 million and (b) 50% of LTM EBITDA at any one time outstanding;

(z)                 Liens securing Permitted Funding Indebtedness (including deposit accounts into which the proceeds of, or the proceeds of the assets acquired or originated with, such Permitted Funding Indebtedness are deposited);

(aa)              Liens on the assets or equity interests of an SPV Subsidiary in connection with a Permitted Secured Financing;

(bb)             Liens in connection with Permitted Credit Enhancements;

(cc)              Liens on Residual Interests Incurred in connection with Permitted Secured Financings securing obligations in respect of Third Party Securities or Warehousing Indebtedness, as applicable; provided, however, that recourse to such Residual Interests is limited in a manner consistent with Standard Secured Financing Undertakings, as applicable;

(dd)             Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(ee)              Liens Incurred in connection with the acquisition of Financeable Assets;

(ff)               Liens securing Indebtedness permitted by Section 4.09(b)(viii)(h) to the extent solely attaching to such assets securing such permitted Indebtedness; and

(gg)             Liens securing Trading Debt incurred by any Specified Subsidiary; provided that any Liens securing Trading Debt shall be limited to the accounts maintained by such Specified Subsidiary with the financial institution providing such Trading Debt (or with any of its Affiliates or third Persons acting as a financial intermediary or performing a similar role on behalf of such financial institutions in connection with such Trading Debt) and all cash, securities, investment property (excluding any Capital Stock of the Company or its Subsidiaries), instruments, payment intangibles and other assets of such Specified Subsidiary (including assets which would be customarily subject of a Repo Agreement or customarily acceptable as “borrowing base collateral” in secured warehouse financings) in or credited to such accounts or otherwise relating to, arising out of or evidencing such accounts or assets or held in the possession of, to the order or under the direction or control of, such financial institution (or any of its Affiliates acting on its behalf) or any exchange or clearing organization through which transactions on behalf of such Specified Subsidiary are executed or cleared and all proceeds of any of the foregoing.

“Permitted Margin Facilities” means margin trading facilities entered into by any of the Specified Subsidiaries in the ordinary course of business.

“Permitted Repos” means repurchase transactions with respect to trading assets entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with non-Affiliates so long as the obligations of the counterparty are valid, enforceable and in full force and effect.

“Permitted Risk Retention Facility” means a financing (however structured) that (a) complies with the Risk Retention Requirements, (b) is extended by a Person that is not the Company or any of its Restricted Subsidiaries to the Company and/or any of its Restricted Subsidiaries and (c) is secured only by Risk Retention Investments.

“Permitted Securitization Indebtedness” means Indebtedness Incurred by a Securitization Entity; provided that in connection with any securitization, any Warehousing Indebtedness used to finance or refinance the purchase, origination, funding or pooling of any Receivables or other assets subject to such securitization is repaid in connection with such securitization with the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity up to the aggregate principal amount of such Warehousing Indebtedness so used.

“Permitted Secured Financing” means (a) any Qualified Securitization Transaction, (b) any Warehouse Facility, (c) any Permitted Risk Retention Facility and (d) any other transaction or series of transactions pursuant to  which the Company or any Restricted Subsidiary sells or transfers Financeable Assets to an SPV Subsidiary which issues or Incurs debt that is secured by the cash flows from such Financeable Assets to a Person that is not the Company or a Restricted Subsidiary; provided that, in the case of this clause (d), such Indebtedness is non-recourse to the Company or a Restricted Subsidiary (other than pursuant to a Standard Secured Financing Undertaking or a Permitted Credit Enhancement).

“Permitted Transferee” shall mean, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family members, including his or her spouse, ex-spouse, children, stepchildren and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company or any Parent.

“Permitted Warehousing Indebtedness” means Warehousing Indebtedness; provided, however, that, the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehousing Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehousing Indebtedness (other than Standard Secured Financing Undertakings) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehousing Indebtedness shall not be Permitted Warehousing Indebtedness.

“Permitted Warrant Transaction” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Company’s common stock or Blockchain Common Stock (or, in either case, cash value or a combination thereof), regardless of the issuer or seller thereof, issued substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“Qualified Securitization Transaction” means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries (1) sells or otherwise transfers  (directly or through a Securitization Entity) Financeable Assets, or interests therein, to one or more purchasers, for a purchase price payable (in whole or in part) in cash or (2) sells or otherwise transfers to a Securitization Entity, and such Securitization Entity acquires (and such Securitization Entity, and any successor transferee thereof, may in turn sell, contribute to capital or otherwise transfer to any other Securitization Entity), any Financeable Assets or interests therein, which acquisition is paid for by such Securitization Entity with (a) proceeds of Third Party Securities, (b) Residual Interests in such Securitization Entity, (c) proceeds of collection on, or any sale or other transfer of, Financeable Assets, or interests therein, so previously acquired by such Securitization Entity, (d) in the case of any Securitization Entity that sells or otherwise transfers any such Financeable Assets to another Securitization Entity, amounts (i) drawn under an intercompany liquidity line or (ii) contributed to its capital, or (e) any combination of the foregoing, as applicable; provided that, in the case of clauses (1) and (2), the financing terms, covenants, termination events and other provisions (including collateralization levels) thereof shall be on customary market terms for securitization transactions involving assets such as, or similar to, the Financeable Assets subject thereto (as determined in good faith by the Company).

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Company’s control, a Nationally Recognized Statistical Rating Organization selected by the Company or any parent of the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Realizable Value” of an asset means the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Securitization Indebtedness or Warehousing Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined in good faith by management of the Company); provided, however, that the realizable value of any asset described above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans, receivables (including fee receivables, related party receivables and consumer credit card receivables), installment sales contracts, leases and/or leased assets and other similar or incidental assets related thereto purchased or originated by the Company or any Restricted Subsidiary of the Company or otherwise arising in the ordinary course of business, including all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing such loans.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of the Company or any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a)                 the Refinancing Indebtedness has a final Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the final Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Notes;

(b)                if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the applicable Note Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(c)                 Refinancing Indebtedness shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5.0 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of

Governors of the Federal Reserve System of the U.S. under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulatory Supervising Organization” means any of (i) the SEC, (ii) the Financial Industry Regulatory Authority, Inc., (iii) the Commodity Futures Trading Commission, (iv) the National Futures Association, (v) state securities commissions and (vi) any other United States or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any Subsidiary is a member or to whose rules it is subject

“Related Taxes” means:

(a)                 any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles, withholding or similar Taxes (other than Taxes measured by income), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(i)	being organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any of the Company’s Subsidiaries);

(ii)	being a holding company parent, directly or indirectly, of the Company or any of the Company’s Subsidiaries;

(iii)	receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any of the Company’s Subsidiaries; or

(iv)	having been made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to Section 4.10; or

(b)                for any taxable period of the Company, either

(i)	if, for such period, the Company or any of its Subsidiaries is a corporation for U.S. federal and/or applicable state or local income tax purposes and for so long as the Company or any such Subsidiary is a member of a group filing a consolidated, unitary or combined tax return with any Parent, or a partnership or disregarded entity that is wholly-owned by one or more entities treated as corporations for United States federal and/or applicable state or local income tax purposes, any Taxes measured by income for which such parent entity or Parent is liable, up to an amount not to exceed the amount of any such Taxes that the Company and its Subsidiaries would have been required to pay as a stand-alone corporate taxpayer or on a separate corporate group basis if the Company and such Subsidiaries had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and its Subsidiaries; provided that the amount of such Taxes with respect to any Unrestricted Subsidiary shall not exceed the amount actually paid by such Unrestricted Subsidiary to the Company or Restricted Subsidiaries for the relevant taxable period; or

(ii)	if, for such period (or portion thereof corresponding to a period used for computing estimated tax of a calendar year corporation), the Company or any of its Subsidiaries is a partnership or disregarded entity (other than any such entity that is described in sub-clause (a)) for U.S. federal and/or applicable state or local income tax purposes, an amount equal to the greatest of (1) the product of (a) the Company’s and such Subsidiaries’ “taxable income” (in the case of a disregarded entity, computed as if such entity were a partnership) for such period (or portion thereof), reduced by the cumulative net taxable loss of the Company and such Subsidiaries’ for all prior periods ending after the Issue Date (determined as if all such prior periods were one taxable period) to the extent such loss is of a character that would permit such loss to be deducted against the current period’s income, and (b) the highest combined marginal federal, state and/or local income tax rate applicable to an individual residing in New York City for such period, (2) the sum of any minimum Taxes owed by an individual residing in New York City as a result of the income of the Company and such Subsidiaries and the corresponding state and local tax (taking into account in each case the deductibility of state and local income taxes for U.S. federal income tax purposes), as properly adjusted to reflect the final determination of any previously estimated taxable income or loss, and (3) the amounts to be distributed pursuant to the Company’s and such Subsidiaries’ partnership agreements to all unit holders in amounts equal to such unit holders’ (or their direct or indirect flowthrough owners’) respective tax liabilities arising from the net income and gain allocated to such unit holders (or their direct or indirect flowthrough owners), as determined in accordance with the Company’s and such Subsidiaries’ partnership agreements for the relevant taxable period (without giving effect to any limitations set forth in any other agreement); provided that the aggregate amount of Related Taxes determined under this paragraph for any taxable period shall be reduced by the excess of (A) the product of (x) the taxable income of any Unrestricted Subsidiary for such taxable period included in the calculation of clause (a) above and (y) the rate described in clause (b) above, over (B) the amount distributed by such Unrestricted Subsidiary to the Company or its Restricted Subsidiaries for the relevant taxable period.

For purposes of making the computation referred to in sub-clause (ii) above, no regard shall be given to any adjustments pursuant to Section 704(c), Section 734(b) or Section 743(b) of the Code.

“Repo Agreement” means any (a) repurchase agreement, (b) reverse repurchase agreement, (c) sell buy backs and buy sell backs agreement, (d) securities lending and borrowing agreement or (e) any other agreement or transaction similar to those referred to clauses (a) through (d).

“Requirements of Law” means, with respect to any Person, any statutes, laws (common, statutory or otherwise), treaties, rules, regulations (including any official interpretations thereof), orders, decrees, writs, injunctions or determinations of any arbitrator or court or other governmental authority or Regulatory Supervising Organization, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residual Interest” means (a) with respect to any SPV Subsidiary (other than a Warehouse Entity), the residual right (which may be represented by a direct or indirect equity interest in such entity or a subordinated debt obligation of such entity) to receive cash flows from the Financeable Assets sold to such SPV Subsidiary in excess of amounts needed to pay principal of, interest on and other amounts in respect of Indebtedness of such entity Incurred pursuant to a Permitted Secured Financing, servicing expenses of such entity, costs in respect of Hedging Obligations of such entity (if any) and other fees and obligations in respect of the Third Party Securities issued by such entity and secured by or payable from such Financeable Assets and (b) with respect to any Warehouse Entity, the residual right (which may be represented by a direct or indirect equity interest in such entity or a subordinated debt obligation of such entity) to receive cash flows from the Receivables sold to such Warehouse Entity in excess of amounts needed to pay principal of, interest on and other amounts in respect of Warehousing Indebtedness of such entity, servicing expenses of such entity, costs in respect of Hedging Obligations of such entity (if any) and other fees and obligations in respect of the Warehousing Indebtedness issued by such entity and secured by or payable from such Receivables.

“Responsible Officer” means, with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and also means any officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Risk Retention Investments” means Investments made in connection with Risk Retention Requirements applicable to the Company or any Restricted Subsidiary, including any accounts established in connection with such Investments (and deposits or other financial assets held in such accounts) and/or any rights, entitlements or other amounts arising therefrom or related thereto.

“Risk Retention Requirements” means the requirements of Section 941 of The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules and regulations thereunder, or any successor law, rules or regulations.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder or beneficial owner of a Note (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such holder in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Entity” means any Person formed primarily for the purpose of engaging or facilitating in a Qualified Securitization Transaction with the Company or a Restricted Subsidiary and which engages in no material business or activities other than in connection with such Qualified Securitization Transaction and any activities incidental thereto; provided that (a) no portion of the Indebtedness (including Third Party Securities) or any other obligation (contingent or otherwise) of such Person (i) is Guaranteed by the Company or any of its Restricted Subsidiaries other than such Securitization Entity or a related Securitization Entity (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than such Securitization Entity or a related Securitization Entity) in any way, other than pursuant to Standard Secured Financing Undertakings, or (iii) subjects any property or asset of the Company or any of its Restricted Subsidiaries other than such Securitization Entity or a related Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Secured Financing Undertakings, and (b) none of the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results, excluding any such obligation that may be deemed to exist pursuant to Standard Secured Financing Undertakings; and provided further that, notwithstanding the foregoing, the Company, and any Restricted Subsidiary may provide such Securitization Entity or a related Securitization Entity with Permitted Credit Enhancement; and provided further, to the extent that any Securitization Entity engages in any business or business activity for which such Securitization Entity was not established or formed, such Securitization Entity shall not constitute a Securitization Entity.

“Segregated Funds” means funds deposited by customers, which funds must be carried in separate accounts that are designated as segregated customers’ accounts and funds held in separate accounts for the exclusive benefit of securities clients and proprietary accounts of broker-dealers, which deposits in such segregated accounts are not commingled with the funds of the Company or its Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Specified Subsidiaries” means, collectively, the Excluded Regulated Subsidiaries and any other Restricted Subsidiaries of the Company that incur Trading Debt in the ordinary course of their trading business.

“Specified Transaction” means any acquisition permitted under this Indenture and any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or a facility or any parcels of or interests (including leasehold interests) in real property and all improvements and fixtures thereon.

“SPV Subsidiary” means (a) any Securitization Entity, (b) any Warehousing Entity and (c) any Person formed in connection with, or primarily for the purpose of engaging or facilitating, Permitted Secured Financings with the Company or a Restricted Subsidiary and that does not engage in any material business or activities other than Permitted Secured Financings and any activity necessary, incidental or related thereto; provided that  no portion of the Indebtedness or any other obligation, contingent or otherwise, of such Person (A) is guaranteed by the Company or any Restricted Subsidiary other than a related SPV Subsidiary (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (B) is recourse to or obligates the Company or any Restricted Subsidiary (other than such SPV Subsidiary or a related SPV Subsidiary) in any way, other than pursuant to Standard Secured Financing Undertakings, or (C) subjects any property or asset of the Company or any Restricted Subsidiary other than such SPV Subsidiary or a related SPV Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Secured Financing Undertakings; and (d) none of the Company or any Restricted Subsidiary (other than an SPV Subsidiary) has any obligation to maintain or preserve such Person’s financial condition or cause it to achieve certain levels of operating results, other than any obligation that may be deemed to exist pursuant to Standard Secured Financing Undertakings; and provided further that, notwithstanding the foregoing, the Company and any Restricted Subsidiary may provide such SPV Subsidiary or a related SPV Subsidiary with a Permitted Credit Enhancement.

“SPV Subsidiary Indebtedness” means Indebtedness (including Third Party Securities) Incurred by an SPV Subsidiary that is a Restricted Subsidiary in connection with a Permitted Secured Financing.

“SPV Repurchase Obligation” means any obligation of an originator, seller or servicer of Financeable Assets in a Permitted Secured Financing to repurchase Financeable Assets arising as a result of a breach of a representation, warranty or covenant of such originator, seller or servicer.

“Standard Secured Financing Undertakings” means representations, warranties, covenants, repurchase obligations, guarantees, performance undertakings, indemnities and other forms of support and recourse made by or entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Permitted Secured Financing, including, without limitation, those relating to origination, acquisition, sale and the servicing of the assets of an SPV Subsidiary, it being understood that any SPV Repurchase Obligation shall be deemed to be a Standard Secured Financing Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes or the Note Guarantees pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(a)                 any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(b)                any partnership, Joint Venture, limited liability company or similar entity of which:

(i)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(ii)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Third Party Securities” means, with respect to any Permitted Secured Financing, notes, bond or other debt instruments, beneficial interests in a trust or in a pool or pools of Financeable Assets, undivided ownership interests in an entity or in a pool or pools of Financeable Assets or other securities issued for cash (or Cash Equivalent) consideration by the relevant SPV Subsidiary to banks, investors or other financing sources (other than the Company and its Restricted Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such SPV Subsidiary of Financeable Assets in a Permitted Secured Financing.

“Trading Debt” means, without duplication, (a) Indebtedness under any Permitted Facility, (b) intraday financings of any Specified Subsidiary with respect to Permitted Repos and (c) any margin facility or other margin-related Indebtedness or any other Indebtedness incurred exclusively to finance the trading positions and related assets and liabilities of the Specified Subsidiaries.

“Treasury Rate” means in the case of a redemption of the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to July 31, 2028; provided, however, that if the period from the redemption date to July 31, 2028, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Unrestricted Cash Amount” means, the amount of (a) unrestricted cash and Cash Equivalents of the Company and any Restricted Subsidiary and (b) cash and Cash Equivalents of the Company and any Restricted Subsidiary that are restricted in favor of the Notes and any other permitted pari passu Indebtedness, in each case as determined in accordance with GAAP.

“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(a)                 (i) any Subsidiary that is not a Consolidated Subsidiary (unless otherwise designated as a Restricted Subsidiary by the Board of Directors of the Company); (ii) any other Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below);

(b)                the YLDS Issuer; and

(c)                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary pursuant to clause (a)(ii) above only if:

(a)                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(b)                such designation and the Investment of the Company in such Subsidiary complies with Section 4.10.

Notwithstanding anything else herein to the contrary, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer or otherwise dispose of (including pursuant to an Investment) any material intellectual property that is owned by, or exclusively licensed to, the Company or any Restricted Subsidiary to any Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or other governing body thereof.

“Warehouse Entity” means any Person formed primarily for the purpose of entering into or facilitating a Warehousing Facility with the Company or a Restricted Subsidiary and which engages in no material business or activities other than in connection with such Warehouse Facility and any activities incidental thereto; provided that, (a) no portion of the related Warehousing Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is Guaranteed by the Company or any of its Restricted Subsidiaries other than such Warehouse Entity or a related Warehouse Entity (excluding any recourse that may be deemed to exist pursuant to Standard Secured Financing Undertakings), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than such Warehouse Entity or a related Warehouse Entity) in any way, other than pursuant to Standard Secured Financing Undertakings, or (iii) subjects any property or asset of the Company or any of its Restricted Subsidiaries other than such Warehouse Entity or a related Warehouse Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Secured Financing Undertakings, and (b) none of the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Person’s financial condition or cause such Person to achieve certain levels of operating results, excluding any such obligation that may be deemed to exist pursuant to Standard Warehouse Undertakings; and provided further that, notwithstanding the foregoing, the Company and any Restricted Subsidiary may provide such Warehouse Entity or a related Warehouse Entity with Permitted Credit Enhancement as described in clause (y) of the definition thereof; and provided further that, to the extent that any Warehouse Entity engages in any business or business activity for which such Warehouse Entity was not established or formed, such Warehouse Entity shall not constitute a Warehouse Entity.

“Warehousing Facility” means any financing arrangement of any kind, including financing arrangements in the form of purchase facilities, repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (and excluding, in all cases, securitizations), with a financial institution or other lender or purchaser, in each case exclusively to finance or refinance the purchase, origination, pooling, funding or carrying of Financeable Assets by the Company or any Restricted Subsidiary; provided that, in each case, such purchase, origination, pooling, funding and carrying is in the ordinary course of business; provided, further, that, in each case such carrying is in connection with a refinancing (including any extension, renewal, amendment or replacement of any Warehousing Facility), such refinancing is in the ordinary course of business.

“Warehousing Indebtedness” means Indebtedness in connection with a Warehousing Facility; the amount of any particular Warehousing Indebtedness as of any date of determination shall be the greater of (x) the consideration received by the Company, any Restricted Subsidiary or any related Warehousing Facility under such Warehousing Facility and not previously repaid to the holder of such Warehousing Indebtedness and (y) in the case of a purchase facility, the book value of the outstanding Receivables financed under such Warehousing Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or any Restricted Subsidiary or (iii) sold to a Person who is not an Affiliate of the Company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a)                 the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(b)                the sum of all such payments.

“Wholly Owned Domestic Restricted Subsidiary” means a Domestic Subsidiary of the Company, all of the Capital Stock of which is owned by the Company.

“YLDS” means unsecured face-amount certificates backed by the assets of the YLDS Issuer, which is the issuer of the certificates, with a face amount of $0.01.

“YLDS Issuer” means Figure Certificate Company, a face-amount certificate company registered with the SEC under the Investment Company Act of 1940, as amended.

Section 1.02                    Other Definitions.

Term	Defined in Section
Affiliate Transaction	4.13
Agent Members	Appendix A
Applicable Premium Deficit	8.04(a)(i)
Asset Disposition Offer	4.08(b)
Asset Disposition Offer Amount	4.08(f)
Asset Disposition Offer Period	4.08(f)
Asset Disposition Purchase Date	4.08(f)
Authentication Order	2.03
Board Resolution	7.02(b)
Change of Control Offer	4.04(a)
Change of Control Payment	4.04(a)
Change of Control Payment Date	4.04(a)(iii)
Covenant Defeasance	8.03
defeasance trust	8.04(a)(i)
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.15(a)
Event of Default	6.01
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligation	11.01(a)
Initial Agreement	4.12(b)
Initial Lien	4.11(a)
Judgment Currency	12.19
Investment Company Act	Appendix A
LCT Election	1.04
LCT Test Date	1.04
Legal Defeasance	8.02

Term	Defined in Section
MD&A	4.02(a)(i)
New York Banking Day	12.19
Noteholder Direction	6.15(a)
Original Notes	Preamble
Permitted Payments	4.10(b)
protected purchaser	2.08
Position Representation	6.15(a)
Purchase Agreement	Appendix A
QIB	Appendix A
Refunding Capital Stock	4.10(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Required Currency	12.19
Reversion Date	4.14(b)
Related Proceedings	12.09
Restricted Payments	4.10(a)
Restricted Notes Legend	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Securities Custodian	Appendix A
Specified Courts	12.09
Successor Company	5.01(a)(i)
Successor Guarantor	5.01(e)(i)
Suspended Covenants	4.14(b)
Suspension Date	4.14(b)
Suspension Period	4.14(b)
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Trustee	Preamble
Verification Covenant	6.15(a)

Section 1.03                    Rules of Construction. Unless the context otherwise requires:

(a)                 a term has the meaning assigned to it;

(b)                an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                 “or” is not exclusive;

(d)                “including” means including without limitation;

(e)                 “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)                  words in the singular include the plural and words in the plural include the singular;

(g)                “will” shall be interpreted to express a command;

(h)                “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(i)                  the phrase “in writing” as used herein shall be deemed to include pdfs, emails and other electronic means of transmission, unless otherwise indicated.

Section 1.04                    Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of the proceeds thereof, the Incurrence of Liens, repayments and Restricted Payments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds thereof, the Incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided, that compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds  thereof, the Incurrence of Liens, repayments and Restricted Payments).

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditional Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Section 1.05                    Financial Covenant Calculations. Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is Incurred, assumed or issued, any Lien is Incurred or assumed, any Restricted Payment or Asset Disposition is made or other transaction is undertaken (including a Limited Condition Transaction) in reliance on a ratio basket based on the Consolidated Total Leverage Ratio or other ratio-based test, such ratio(s) shall be calculated with respect to such Incurrence, issuance or other transaction without giving effect to amounts being utilized under any other non ratio-based basket substantially concurrently with or otherwise in connection with such transaction. Each item of Indebtedness, Disqualified Stock or Preferred Stock that is Incurred, assumed or issued, each Lien Incurred and each other transaction undertaken will be deemed to have been Incurred, assumed, issued or taken first, to the extent available, pursuant to the relevant Consolidated Total Leverage Ratio test. For the avoidance of doubt, when testing the availability under a ratio basket for purposes of making a Restricted Payment or an Asset Disposition, Indebtedness (or any portion thereof) Incurred, assumed or issued the proceeds of which are being utilized to make a Restricted Payment utilizing a non ratio basket shall not be given effect.

If a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, permission or threshold under this Indenture, the Issuer shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) between such baskets, permission or thresholds as it shall elect from time to time.

ARTICLE 2
THE NOTES

Section 2.01                    Amount of Notes. The aggregate principal amount of Original Notes which may be authenticated and delivered under this Indenture on the Issue Date is $600,000,000.

The Company may from time to time after the Issue Date, without the consent of the Holders, issue Additional Notes under this Indenture in an unlimited principal amount, subject to compliance with the covenants contained in this Indenture. Additional Notes shall have the same terms as the Original Notes (other than the issue date, the issue price and, under certain circumstances, the first interest payment date and the first date from which interest accrues) and be part of the same issue as the Original Notes for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if any such Additional Notes are not fungible with the Original Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07,

2.08, 2.09, 2.10, 3.06, 3.08, 4.04 and 4.08 or the Appendix), the Company shall set forth in an Officer’s Certificate, copies of which shall be delivered to the Trustee, the following information:

(a)                 the aggregate principal amount of such Additional Notes to be authenticated and delivered under this Indenture;

(b)                the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(c)                 the CUSIP number of such Additional Notes.

Section 2.02                    Form and Dating. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Original Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Each Holder of (and Holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.03                    Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”) (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $600,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Notes after the Issue Date shall be in a principal amount of $2,000 and any integral multiples of $1,000 in excess thereof. Prior to the authentication of the Original Notes or any Additional Notes, the Trustee shall also receive an Officer’s Certificate.

One Officer of the Company shall sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually, by facsimile or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04                    Registrar and Paying Agent.

(a)                 The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Company may change the Paying Agent without notice to any Holder. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.

(b)                The Company shall enter into an appropriate and customary agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall receive appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestically-organized wholly owned subsidiaries may act as Paying Agent or Registrar.

(c)                 The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08. Any resignation or removal of the Trustee pursuant to Section 7.08 shall automatically constitute a resignation or removal of the Trustee as Paying Agent or Registrar.

Section 2.05                    Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal, premium, if any, and interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or a domestically-organized wholly owned subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company acts or a domestically-organized wholly owned subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06                    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07                    Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or Asset Disposition Offer or to register the transfer of or to exchange a Note between a record date or interest payment date.

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, each Paying Agent and the Registrar shall deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note shall be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility or liability for any actions taken or not taken by the depositary with which the Global Note is registered.

Section 2.08                    Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate (upon receipt of an Authentication Order) a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Company, to protect the Company, the Trustee, a Paying Agent and the Registrar, from any loss or liability that any of them may suffer if a Note is replaced. The Company may charge the Holder for the Company’s or Trustee’s expenses in replacing a Note (including, without limitation, attorneys’ fees, expenses and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09                    Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, those replaced pursuant to Section 2.08, those described in this Section 2.09 and those paid in accordance with Section 2.08 as not outstanding. Subject to Section

12.05, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Paragraph 5(d) of the Notes.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

If a Paying Agent (other than the Company or a Subsidiary of the Company) holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10                    Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee upon receipt of an Authentication Order shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and upon receipt of an Authentication Order the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11                    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, replacement, payment or cancellation and shall dispose of canceled Notes in accordance with its then customary procedures. Certification of the cancellation of all canceled Notes shall be delivered to the Company, upon written request of the Company. The Company shall not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12                    Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed or electronically delivered to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13                    CUSIP Numbers and ISINs. The Company in issuing the Notes may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption or exchange or offers to purchase as a convenience to Holders; provided, however, that the Trustee shall have no liability for any defect in any CUSIP numbers as they appear on the Notes, on any notice or elsewhere; provided further that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, exchange or offer to purchase, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption, exchange or offer to purchase shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in the CUSIP numbers or ISINs.

Section 2.14                    Calculation of Specified Percentage of Notes. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.05 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Company and communicated to the Trustee in an Officer’s Certificate.

ARTICLE 3
REDEMPTION

Section 3.01                    Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but not including, the redemption date.

Section 3.02                    Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture (including the optional redemption provisions of Paragraph 5 of the Notes), shall be made in accordance with such provision and this Article 3.

Section 3.03                    Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, it shall notify the Trustee in writing of (i) the particular provision of Paragraph 5 of the Notes pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, if then ascertainable and (v) any condition precedent to such redemption pursuant to Section 3.05(c). The Company shall give written notice to the Trustee provided for in this Section 3.03 at least 15 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Notes, unless a shorter period is acceptable to the

Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

Section 3.04                    Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time or purchased in a Change of Control Offer, the applicable Notes will be selected for redemption in compliance with the requirements of DTC, or if such Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, or such other method as the Trustee in its sole discretion deems fair and appropriate; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed or purchased in part. The Notes to be redeemed or purchased shall be selected from outstanding Notes not previously called for redemption. Notes and portions of them selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same debt to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.05                    Notice of Optional Redemption.

(a)                 At least 10 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Notes, the Company shall send or cause to be delivered, electronically or by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed to such Holder’s registered address, with a copy to the Trustee, or otherwise in accordance with the procedures of the Depository, except that redemption notices may be given more than 60 days prior to a redemption date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 10 hereof.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)                  the redemption date;

(ii)                the redemption price and the amount of accrued and unpaid interest to the redemption date; provided that in connection with a redemption pursuant to Paragraph 5(b) of the Notes, the notice need not set forth the redemption price but only the manner of calculation thereof;

(iii)              the name and address of a Paying Agent;

(iv)               that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued and unpaid interest to, but not including, the redemption date;

(v)                if fewer than all the outstanding Notes are to be redeemed, the certificate numbers (if applicable) and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)               that, unless the Company defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)             the Paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)           if applicable, any condition to such redemption;

(ix)               the CUSIP number and ISIN, if any, printed on the Notes being redeemed; and

(x)                that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Notes.

(b)                At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice. In such event, the Company shall provide the Trustee in writing with the information required by this Section 3.05.

(c)                 Any redemption of the Notes or notice thereof may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to an Equity Offering, the consummation of such Equity Offering). If such redemption is subject to the satisfaction of one or more conditions precedent, in the Company’s discretion, the redemption date may be delayed until any or all such conditions shall have been satisfied or waived or the redemption may be rescinded in the event any such conditions shall not have been satisfied or waived by the original redemption date or the redemption date so delayed.

Section 3.06                    Effect of Notice of Redemption. Once notice of redemption is provided in accordance with Section 3.05, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05(c)). Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.07                    Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the redemption date or purchase date, the Company shall irrevocably deposit with the Paying Agent (or, if the Company or a domestically-organized wholly owned subsidiary of the Company is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price or purchase price of and accrued and unpaid interest on all Notes or portions thereof to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption or purchase that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose. On and after the redemption date or purchase date, interest shall cease to accrue on Notes or portions thereof called for redemption or purchase so long as the Company has irrevocably deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed or purchased, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

Section 3.08                    Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate for the Holder (or cause to be transferred by book-entry), at the Company’s expense, a new Note equal in principal amount to the unredeemed portion of the Note surrendered, provided that each new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

Section 3.09                    Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Company and its Affiliates may at any time and from time to time purchase Notes in the open-market transactions, tender offers or otherwise.

Section 3.10                    Offers to Repurchase by Application of Excess Proceeds.

(a)                 In the event that, pursuant to Section 4.08, the Company is required to commence an Asset Disposition Offer, the Company shall follow the procedures specified below.

(b)                The Asset Disposition Offer will remain open for the Asset Disposition Offer Period. No later than the Asset Disposition Purchase Date, the Company shall apply all Excess Proceeds to the purchase of the Asset Disposition Offer Amount, or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Indebtedness) has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as redemption payments on the Notes are made.

(c)                 If the Asset Disposition Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest to the Asset Disposition Purchase Date, shall be paid on the Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such record date.

(d)                Upon the commencement of an Asset Disposition Offer, the Company shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the applicable procedures of the Depository) to each of the Holders, with a copy to the Trustee, which notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(i)                  that the Asset Disposition Offer is being made pursuant to this Section 3.10 and Section 4.08;

(ii)                the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(iii)              that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(iv)               that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(v)                that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(vi)               that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(vii)             that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or to transfer such Note by book-entry transfer, to the Company, the Depository, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Asset Disposition Purchase Date;

(viii)           that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile or electronic transmission or letter setting forth the name of the Holder (or an Agent’s Message delivered through DTC), the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(ix)               that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Indebtedness validly tendered and not properly withdrawn and the selection of the Notes for purchase shall be made in accordance with DTC’s applicable procedures, in the case of Global Notes, or by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of $2,000 shall be purchased in part; and

(x)                that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(e)                 On or before the Asset Disposition Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis on the basis of the respective aggregate principal amounts of the tendered Notes and Pari Passu Indebtedness, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so tendered, in the case of the Notes, in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company shall deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officer’s Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by the Company in accordance with the terms of this Section 3.10. In addition, the Company shall deliver all certificates and notes instruments, if any, by the agreements governing the Pari Passu Indebtedness.

(f)                  The Paying Agent or the Company, as the case may be, will promptly, but in no event later than three Business Days after termination of the Asset Disposition Offer Period, mail or wire transfer (or otherwise deliver in accordance with the applicable procedures of the Depository) to each tendering Holder or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Company, will authenticate and mail (or otherwise deliver in accordance with the applicable procedures of the Depository) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Indebtedness with respect to the applicable Asset Disposition. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

(g)                The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(h)                Other than as specifically provided in this Section 3.10 or Section 4.08, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.03 through 3.08.

ARTICLE 4
COVENANTS

Section 4.01                    Payment of Notes.

(a)                 The Company shall promptly pay or cause to be paid the principal, premium, if any, and interest, on the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, at the rate specified therefor in the Notes to the extent lawful, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02                    Reporting.

(a)                 The Company shall either (i) furnish to the Holders or (ii) post on a website as described below, within the dates set forth below:

(i)                  within 120 days after the end of each fiscal year, an annual report of the Company containing (i) a brief description of the Company and its business, (ii) audited financial statements prepared in accordance with GAAP covering the two prior fiscal years, audited by the Company’s independent registered public accounting firm for such fiscal year, and (iii) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) section covering the periods in the audited financial statements, substantially similar to the MD&A disclosure contained in the Offering Memorandum;

(ii)                within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a quarterly report of the Company containing (i) a brief description of the Company and its business, (ii) unaudited quarterly financial statements prepared in accordance with GAAP, reviewed by the Company’s independent registered public accounting firm, and (iii) an MD&A section covering the periods in the unaudited quarterly financial statements, substantially similar to the MD&A disclosure contained in the Offering Memorandum; and

(iii)              within five Business Days after the occurrence thereof, notice of the occurrence of, and a brief description in reasonable detail of any of the following events: (a) significant acquisitions or dispositions; (b) bankruptcy or receivership; (c) a change in the Company’s certifying independent auditor; (d) non-reliance on previously issued financial statements or a related audit report or completed interim review; and (e) change of control transactions; provided, however, that no such notice will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

(b)                Such reports and notices (i) will not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G promulgated by the SEC (with respect to any non-GAAP financial measures contained therein) or Item 402 of Regulation S-K, (ii) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-09, Rule 3-10, Rule 13-01 or Rule 3-16 of Regulation S-X promulgated by the SEC (it being understood that the Company shall furnish summary financial information with respect to the Guarantors and Non-Guarantor Subsidiaries on a basis substantially consistent with the financial information presented in the Offering Memorandum) and (iii) shall not be required to comply with the requirements of Regulation S-X to the extent such requirements were not complied with in the Offering Memorandum.

(c)                 The Company shall be deemed to have furnished the reports and notices referred to in Section 4.02(a) above if the Company has filed reports containing such information with the SEC.

(d)                To the extent any such information is not so provided within the time periods specified in Section 4.02(a) above and such information is subsequently provided, the Company shall be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

(e)                 So long as the Notes are outstanding and the reports described in this Section 4.02 are not filed with the SEC, the Company shall maintain a website (that may be password protected) to which Holders, prospective investors, broker-dealers and securities analysts are given access promptly and to which all of the reports required by this Section 4.02 are posted. The Company shall hold a conference call (access to which may be password protected) for the Holders, prospective investors, broker-dealers and securities analysts who request to attend the call to discuss such financial information no later than 15 calendar days after providing the annual financial information pursuant to Section 4.02(a)(i) above and after providing the quarterly financial information pursuant to Section 4.02(a)(ii) above (it being understood that each such conference call may be the same conference call as with the Company’s equity investors and analysts). The Company shall announce any such conference call at least three Business Days in advance of such conference call.

(f)                  In addition, to the extent not satisfied by the reports referred to in Section 4.02(a), the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(g)                The financial statements, information and other documents required by this Section 4.02 may be those of (i) the Company or (ii) any Parent of the Company, so long as in the case of clause (ii) either (1) such Parent shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of, the Company or (2) if otherwise, the financial information so delivered shall be accompanied by a reasonably detailed description of the quantitative differences between the information relating to such Parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

(h)                The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants set forth in this Indenture (as to which the Trustee is entitled to rely on certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website under this Indenture, or participate in any conference calls.

Section 4.03                    Taxes. The Company shall pay, and shall cause each Restricted Subsidiary to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.04                    Offer to Repurchase Upon a Change of Control.

(a)                 If a Change of Control occurs, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes in accordance with Article 3 of this Indenture and Paragraph 5 of the Notes, the Company shall make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes in accordance with Article 3 of this Indenture and Paragraph 5 of the Notes, the Company shall deliver notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, setting forth:

(i)                  a description of the transaction or transactions that constitute the Change of Control;

(ii)                the purchase price on the date specified thereon, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(iii)              that Notes must be tendered in multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)               that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(v)                that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(vi)               that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or to transfer such Notes by book-entry transfer, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of Control Payment Date;

(vii)             that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of the day of the Change of Control Offer, notice, a telegram, facsimile or electronic transmission or letter setting forth the name of the Holder of the Notes (or an Agent’s Message delivered through DTC), the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(viii)           if the Change of Control Offer is made in advance of a Change of Control and conditioned upon such Change of Control Repurchase, a description of such condition; and

(ix)               the procedures determined by the Company, consistent with this Section 4.04 that a Holder must follow in order to have its Notes repurchased.

The notice, if mailed or electronically transmitted in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed or electronically transmitted in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

(b)                On the Change of Control Payment Date, the Company shall, to the extent permitted by law:

(i)                  accept for payment all Notes or portions thereof validly tendered (and not validly withdrawn) pursuant to the Change of Control Offer (in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(ii)                deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof validly tendered (and not validly withdrawn); and

(iii)              deliver, or cause to be delivered, to the Trustee for cancellation the Notes so purchased, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c)                 The Paying Agent will promptly mail or wire transfer to each Holder of Notes validly tendered (and not validly withdrawn) the Change of Control Payment for such Notes, and the Trustee will promptly, upon receipt of an Authentication Order, authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered (or cause the transfer of such Notes by book-entry), if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d)                The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                 Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                  The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 4.05                    Compliance Certificate.

(a)                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b)                When any Default has occurred and is continuing under this Indenture, the Company shall deliver the Trustee, within 30 days after any Officer becoming aware of any such Default, an Officer’s Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.06                    Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                    Maintenance of Office or Agency.

(a)                 The Company shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee as set forth in Section 12.01; provided, that the Trustee shall not be considered an agent of the Company for service of legal process.

(b)                The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                 The Company hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Company in accordance with Section 2.04.

Section 4.08                    Limitation on Sales of Assets and Subsidiary Stock.

(a)                 The Company shall not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)                  the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);

(ii)                in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(iii)              an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Company or any Restricted Subsidiary, as the case may be:

(1)                to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Indebtedness) within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash, (x) to prepay, repay or purchase any Indebtedness of a Non-Guarantor, Indebtedness that is secured by a Lien or Permitted Funding Indebtedness (in each case, other than Indebtedness owed to the Company  or any Restricted Subsidiary); provided that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or (y) to prepay, repay or purchase Pari Passu Indebtedness; provided that, to the extent the Company redeems, repays or repurchases Pari Passu Indebtedness pursuant to this clause (y), the Company shall equally and ratably reduce obligations under the Notes pursuant to Article 3 herein and Paragraph 5 of the Notes, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(2)                to the extent the Company  or any Restricted Subsidiary elects, to invest in Additional Assets (including Financeable Assets and by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (x) the date of such Asset Disposition and (y) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company  that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day;

provided that, pending the final application of any such Net Available Cash in accordance with clause (1) or clause (2) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including Permitted Funding Indebtedness) or otherwise use such Net Available Cash in any manner not prohibited by this Indenture.

(b)                Any Net Available Cash from Asset Dispositions (other than Excluded Net Proceeds) that is not applied or invested or committed to be applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds” under this Indenture. When the aggregate amount of Excess Proceeds under this Indenture exceeds the greater of (i) $25.0 million and (ii) 7.5% of LTM EBITDA, the Company shall within 10 Business Days be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes issued under this Indenture and, to the extent required by the terms of any other outstanding Pari Passu Indebtedness, to all holders of such other outstanding Pari Passu Indebtedness, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in respect of the Notes in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

(c)                 To the extent that the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds in any manner not prohibited by this Indenture. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(d)                To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Company upon converting such portion into U.S. dollars.

(e)                 For the purposes of clause (ii) of Section 4.08(a), the following will be deemed to be cash:

(i)                  the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;

(ii)                securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(iii)              Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition (other than intercompany debt owed to the Company or any Restricted Subsidiary), to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(iv)               consideration consisting of Indebtedness of the Company (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(v)                any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.08 that is at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) 20% of LTM EBITDA (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(f)                  The Asset Disposition Offer will remain open for a period of no less than 10 days but no more than 60 days from the date the Asset Disposition Offer is made (the “Asset Disposition Offer Period”). No later than three Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company shall apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness (on a pro rata basis, if applicable), required to be offered for purchase pursuant to this Section 4.08 (the “Asset Disposition Offer Amount”) and the governing documentation relating to Pari Passu Indebtedness or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

(g)                The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 4.09                    Limitation on Indebtedness

(a)                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred would have been at least 2.00 to 1.00, provided, further, however, that the aggregate principal amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of (a) $200.0 million and (b) 50% of LTM EBITDA at any one time outstanding.

(b)                Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness (collectively, “Permitted Debt”):

(i)                  Indebtedness Incurred pursuant to any Debt Facility (including letters of credit or bankers’ acceptances issued or created under any Debt Facility), and any Refinancing Indebtedness in respect thereof and Guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any time outstanding not to exceed the greater of (a) $600.0 million and (b) 150% of LTM EBITDA, plus, in the case of any refinancing of any Indebtedness permitted under this clause or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;

(ii)                Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture;

(iii)              Indebtedness of the Company owing to and held by any Restricted Subsidiary, or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary (in each case, other than an SPV Subsidiary); provided, however, that:

(1)                any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than an SPV Subsidiary) of the Company; and

(2)                any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(iv)               Indebtedness represented by (1) the Notes (other than any Additional Notes), including any Guarantee thereof, (2) any Indebtedness (other than

Indebtedness Incurred pursuant to clauses (i), (iii) and (iv)(1) of this Section 4.09(b)) outstanding on the Issue Date, (3) Refinancing Indebtedness (including, in the case of the Notes (other than any Additional Notes), any Guarantee thereof) Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) of this Section 4.09(b) or Incurred pursuant to Section 4.09(a), and (4) Management Advances;

(v)                Indebtedness of (x) the Company or any Restricted Subsidiary Incurred or issued to finance an acquisition, (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture or (z) assumed in connection with the acquisition of assets from a Person; provided that after giving effect to such acquisition, merger or consolidation,

(1)                the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(2)                the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be no less than  immediately prior to such acquisition, merger or consolidation;

(vi)               Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(vii)             Indebtedness represented by Finance Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (vii) and then outstanding and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (a) $100.0 million and (b) 25% of LTM EBITDA at the time of Incurrence;

(viii)           (a) Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance to the Company or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person; (b) Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business; (c) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other similar cash management services in the ordinary course of business; (d) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (e) letters of credit, deposits, bankers’ acceptances, Guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business;  (f) any Cash Management Agreements, cash pooling or netting or setting off arrangements entered into in the ordinary course of business; (g) all premium (if any), interest (including post-petition interest and payment in kind interest), fees, expenses, charges and additional or contingent interest on any debt Incurred pursuant to this Section 4.09; and (h) Indebtedness consisting solely of (x) cash collateralized letters of credit and deposits in connection with rent for leased real property in the ordinary course of business, (y) other amounts deposited in connection with a Permitted Investment, and (z) ordinary course or support obligations arising in the ordinary course of business or customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(ix)               Indebtedness arising from agreements providing for Guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price, deferred payments, holdbacks or similar deferred consideration or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets, Person or any Capital Stock of a Subsidiary;

(x)                Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Company, in each case, subsequent to the Issue Date; provided, however, that (a) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (b) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent the Company or any of its Restricted Subsidiaries makes a Restricted Payment with such Net Cash Proceeds;

(xi)               Indebtedness consisting of promissory notes issued by the Company or any of its Subsidiaries to any current or former employee, director or consultant of the Company, any of its Subsidiaries or any Parent (or Permitted Transferees, assigns, estates, or trusts of such employee, director or consultant), to finance the purchase or redemption of Capital Stock of the Company or any Parent that is permitted pursuant to Section 4.10;

(xii)             Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums Incurred in the ordinary course of business;

(xiii)           Permitted Funding Indebtedness;

(xiv)           (a) Indebtedness Incurred solely as a result of or incidental to Standard Secured Financing Undertakings, (b) Indebtedness of an SPV Subsidiary owed to the Company or a Restricted Subsidiary pursuant to Permitted Credit Enhancement or (c) Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities, or in the case of an SPV Subsidiary that is a Warehouse Entity, outstanding principal amount owed by, an SPV Subsidiary for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such SPV Subsidiary;

(xv)             Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xv) and then outstanding, will not exceed the greater of (a) $200.0 million and (b) 50% of LTM EBITDA;

(xvi)           Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, Unrestricted Subsidiaries or Joint Ventures of the Company or any Restricted Subsidiary which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xvi) and then outstanding, will not exceed $25.0 million at any time outstanding;

(xvii)         Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, Foreign Subsidiaries of the Company which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (xvii) and then outstanding, will not exceed the greater of (a) $10.0 million and (b) 3.0% of LTM EBITDA;

(xviii)        to the extent constituting Indebtedness, (a) obligations Incurred or assumed in connection with the disposition of Financeable Assets or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Subsidiaries arising in the ordinary course of business and (b) any other reasonable and customary obligations under servicing agreements with loan servicers or sub-servicers; and

(xix)           Trading Debt.

(c)                 For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(i)                  in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) and Section 4.09(b), the Company, in its sole discretion, will classify such Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.09(a) or Section 4.09(b);

(ii)                additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in Section 4.09(a) and Section 4.09(b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be Incurred at the time of reclassification; provided that, Indebtedness under a Future Credit Agreement, if any, Incurred after the Issue Date pursuant to Section 4.09(b)(i) shall be treated at all times thereafter as Incurred pursuant to Section 4.09(b)(i);

(iii)              Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iv)               if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Debt Facility and relate to other Indebtedness, then such letters of credit, bankers’ acceptances or other similar instruments shall be treated as Incurred pursuant to such Debt Facility and such other Indebtedness shall not be included;

(v)                the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(vi)               Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(vii)             the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(d)                Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

(e)                 If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in default of this Section 4.09).

(f)                  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of

Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)                The Company shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

(h)                Under this Indenture, (1) unsecured Indebtedness will not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.

Section 4.10                    Limitation on Restricted Payments

(a)                 The Company shall not, and shall not permit any Restricted Subsidiaries, directly or indirectly, to:

(i)                  declare or pay any dividend or make any distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(1)                dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

(2)                dividends or distributions payable to any of the Company or a Restricted Subsidiary (and, in the case of the Company or any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(ii)                purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Parent held by Persons other than the Company or a Restricted Subsidiary;

(iii)              purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (1) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (2) any Indebtedness Incurred pursuant to clause (iii) of Section 4.09(b)); or

(iv)               make any Restricted Investment

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) are referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

A.	an Event of Default shall have occurred and be continuing (or would result immediately thereafter therefrom);

B.	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a) after giving effect, on a pro forma basis, to such transaction; or

C.	the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Issue Date (including Permitted Payments permitted below by clauses (i) (without duplication of the declaration of the dividend or delivery of a redemption notice) and (x) of Section 4.10(b), but excluding all other Permitted Payments) would exceed the sum of (without duplication):

(1)                50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(2)                100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (vi) of Section 4.10(b) and (z) Excluded Contributions); plus

(3)                100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of their employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Issue Date of any Indebtedness or Disqualified Stock that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange; plus

(4)                100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or Restricted Subsidiaries and repayments of loans or advances, and releases of Guarantees, which constitute Restricted Investments by the Company or Restricted Subsidiaries, in each case after the Issue Date; or (ii) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (xvi) of Section 4.10(b) or to the extent of the amount of the Investment that constituted a Permitted Investment or in the form of an Excluded Contribution) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(5)                in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith of the Company at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or

Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Company or a Restricted Subsidiary pursuant to clause (xv) of Section 4.10(b) or to the extent of the amount of the Investment that constituted a Permitted Investment; plus

(6)                the greater of (a) $120.0 million and (b) 30% of LTM EBITDA.

(b)                The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):

(i)                  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture;

(ii)                any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (C) of Section 4.10(a);

(iii)              any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.09;

(iv)               (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Company or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Company) of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09; (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company that is permitted to be Incurred pursuant to Section 4.09; and (3) any Blockchain Common Stock Transactions;

(v)                any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary:

(1)                from Net Available Cash to the extent permitted under Section 4.08, but only if the Company and the Company shall have first complied with the terms of Section 4.08 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;

(2)                to the extent required by the agreement governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have first complied with the terms of Section 4.04 to the extent required and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or

(3)                consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition);

(vi)               a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Company or any Parent held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any Parent (or Permitted Transferees, assigns, estates or trusts of such employee, director or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, director or consultant’s employment or directorship; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $15.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $20.0 million in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed:

(1)                the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the capital of the Company (other than through the issuance of Disqualified Stock or an Excluded Contribution), Capital Stock of any of the Company’s Parents, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its Parents that occurred after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 4.10(a); plus

(2)                the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less

(3)                the amount of any Restricted Payments made in previous fiscal years pursuant to clauses (1) and (2) of this clause (vi);

and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from members of management, directors, employees or consultants of the Company or any Parent or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the  Company or any Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 4.10 or any other provision of this Indenture;

(vii)             so long as no Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, in each case Incurred in accordance with the terms of Section 4.09;

(viii)           purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(ix)               dividends, loans, advances or distributions to any Parent or any other holder of Capital Stock of the Company or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication):

(1)                the amounts required for any Parent to pay any Parent Expenses;

(2)                the amount of any Related Taxes;

(3)                the payment of dividends in an aggregate amount not to exceed $20.0 million in any fiscal year; or

(4)                amounts constituting or to be used for purposes of making payments to the extent specified in clauses (ii), (iii), (iv) and (vi) of Section 4.13(b);

(x)                [reserved];

(xi)               payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors of the Company);

(xii)             Restricted Payments that are made with Excluded Contributions;

(xiii)           so long as no Event of Default has occurred and is continuing (or would result therefrom), the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Refunding Capital Stock, after giving effect to such issuance on a pro forma basis the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a);

(xiv)           dividends or other distributions of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);

(xv)             (a) payments by any SPV Subsidiary to holders of Permitted Secured Financings or ownership interests of such SPV Subsidiary pursuant to the terms of such Permitted Secured Financing or (b) payments to the holders of any Permitted Risk Retention Facility, the Company or any wholly-owned Restricted Subsidiary;

(xvi)           so long as no Event of Default has occurred and is continuing, any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment, the Company’s Consolidated Total Leverage Ratio would have been no more than 2.00 to 1.00;

(xvii)         so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments in an aggregate amount, taken together with all Restricted Payments made pursuant to this clause (xvii) (and in the case of any Restricted Investments, that are at the time outstanding), not to exceed the greater of (a) $75.0 million and (b) 20% of LTM EBITDA;

(xviii)        to the extent constituting Subordinated Indebtedness, payments on Indebtedness owed to sellers of assets or capital stock, earn-out obligations, deferred payments, holdbacks or similar deferred consideration in connection with acquisitions permitted under this Indenture;

(xix)           any payments or deliveries in connection with (a) a Permitted Bond Hedge Transaction or (b) Permitted Warrant Transaction, in the case of this clause (b), either (1) by delivery of shares of Capital Stock of the Company (or cash in lieu of fractional shares) or (2) otherwise, to the extent of a payment or delivery received from a Permitted Bond Hedge Transaction (whether such payment or delivery on the Permitted Warrant Transaction is effected by netting, set-off or otherwise); and

(xx)             payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon or in connection with the exercise or vesting of equity interests or any other equity award by any future, present or former employee, director, officer, member of management or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company and any repurchases or withholdings of equity interests in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar equity-based awards or payments in lieu of the issuance of fractional equity interests with respect to stock options, warrants, restricted stock units or similar equity-based awards.

(c)                 Except as otherwise expressly provided by this Indenture, the amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

(d)                For purposes of determining compliance with this Section 4.10, in the event that a Restricted Payment or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in Section 4.10(b) above, or is permitted pursuant to Section 4.10(a) and/or one or more of the clauses contained in the definition of “Permitted Investment,” the Company will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 4.10, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment.”

Section 4.11                    Limitation on Liens.

(a)                 The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or Incur any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary of the Company), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness (such Lien, the “Initial Lien”), without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

(b)                Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.12                    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                 The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)                  pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(ii)                make any loans or advances to the Company or any Restricted Subsidiary; or

(iii)              sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

(b)                The provisions of Section 4.12(a) will not prohibit:

(i)                  any encumbrance or restriction pursuant to (1) any Debt Facilities or (2) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date;

(ii)                any encumbrance or restriction pursuant to this Indenture, the Notes and the Note Guarantees;

(iii)              any encumbrance or restriction pursuant to applicable law, rule, regulation or order, or required by any regulatory authority;

(iv)               any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or on which such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(v)                any encumbrance or restriction that restricts in a customary manner (a) the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement or (b) dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(vi)               any encumbrance or restriction pursuant to Purchase Money Obligations and Finance Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired;

(vii)             any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)           customary provisions in leases, licenses, Joint Venture agreements and other similar agreements and instruments;

(ix)               any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(x)                any encumbrance or restriction pursuant to Hedging Obligations;

(xi)               any encumbrance or restriction existing under or by reason of (a) Indebtedness or other contractual requirements of an SPV Subsidiary or any Standard Secured Financing Undertaking, in each case in connection with a Permitted Secured Financing; provided that such restrictions apply only to such, or a related, SPV Subsidiary and Financeable Assets and Cash and Cash Equivalents held by such, or a related, SPV Subsidiary, (b) restrictions on the transfer of any Financeable Asset pending the close of any Permitted Secured Financing or otherwise in the ordinary course of business, or (c) restrictions on distributions pursuant to an SPV Subsidiary’s Permitted Secured Financing or other contractual obligations binding on such SPV Subsidiary or its assets (provided that such contractual obligations were not entered into in connection with, or in contemplation of such Permitted Secured Financing or hindering or prohibiting such distribution other than for a bona fide business purpose (as determined by the Company in good faith));

(xii)             any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.09 if the encumbrances and restrictions contained in any such agreement or instrument, taken as a whole, are not materially less favorable to the Holders than in comparable financings (as determined in good faith by the Company) and where either (a) the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Notes or (b) such encumbrance or restriction applies only during the continuance of a default relating to such Indebtedness;

(xiii)           any encumbrance or restriction existing by reason of any lien permitted under Section 4.11;

(xiv)           covenants in documents evidencing Trading Debt so long as the prohibition or limitation only applies to the Specified Subsidiary of the Company that has incurred such Trading Debt and does not apply to the Company or any of its Restricted Subsidiaries that are not Specified Subsidiaries;

(xv)             restrictions imposed on the ability of Excluded Regulated Subsidiaries to make dividends; or

(xvi)           any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (i), (ii) and (iv) through (xv) of this Section 4.12(b) or this clause (an “Initial Agreement”) or contained in any amendment, extension, renewal, restatement, refunding, replacement, refinancing, supplement or other modification to an agreement referred to in clauses (i), (ii) and (iv) through (xv) of this Section 4.12(b) or this clause (xvi); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders, taken as a whole, than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).

Section 4.13                    Limitation on Affiliate Transactions.

(a)                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million unless:

(i)                  the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate (as determined by the Company in good faith); and

(ii)                in the event such Affiliate Transaction involves an aggregate value in excess of $40.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company .

(b)                The provisions of Section 4.13(a) will not apply to:

(i)                  any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(ii)                any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company  in the ordinary course of business;

(iii)              any Management Advances and any waiver or transaction with respect thereto;

(iv)               any Financing Vehicle Investment Management Agreement and any transactions in connection therewith;

(v)                any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries (other than, in each case, any SPV Subsidiary);

(vi)               the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company or any Restricted Subsidiary of the Company (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(vii)             the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, in each case (a) described in the Offering Memorandum (including by incorporation by reference therein)  and (b) as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.13 or to the extent not more disadvantageous to the Holders in any material respect (as determined in good faith by the Company);

(viii)           transactions in the ordinary course of business or pursuant to Standard Secured Financing Undertakings, in each case in connection with any Permitted Secured Financing, including any Permitted Credit Enhancement;

(ix)               transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the management of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(x)                any transaction between or among the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company (other than an Unrestricted Subsidiary) solely because the Company or a Restricted Subsidiary of the Company owns an equity interest in or otherwise controls such Person;

(xi)               issuances or sales of Capital Stock (other than Disqualified Stock) of the Company or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Company or any Restricted Subsidiary;

(xii)             transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.13(a);

(xiii)           any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and

(xiv)           transactions between the Company or any Restricted Subsidiary, on the one hand, and (x) Hastra, on the other hand, for the purpose of seeding one or more liquidity pools and/or providing ongoing liquidity support in respect of Democratized Prime or (y) the YLDS Issuer, on the other hand, in connection with or in furtherance of the issuance or redemption of, or other transactions involving, YLDS, in each case in the ordinary course of business.

Section 4.14                    Suspension of Covenants on Achievement of Investment Grade Status.

Following the first day:

(a)                 the Notes have achieved Investment Grade Status; and

(b)                no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day (the “Suspension Date”) and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”):

(i)                  Section 4.08;

(ii)                Section 4.09;

(iii)              Section 4.10;

(iv)               Section 4.12;

(v)                Section 4.13;

(vi)               Section 4.15; and

(vii)             clause (iii) of Section 5.01(a).

If at any time the Notes cease to have such Investment Grade Status or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence with respect to the Notes (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below) or any actions taken at any time pursuant to any contractual obligation arising during the Suspension Period (provided that such contractual obligation is not entered into in connection with, or in contemplation of, a Reversion Date), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to the Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the Sections 4.09(a) and (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iv)(2) of Section 4.09(b). On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.10 will be made as though the provisions of Section 4.10 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.10(a). For purposes of Section 4.08, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

The Company shall notify the Trustee in writing of any Suspension Date or Reversion Date. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes, and shall have no duty to inform the Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date or to independently determine if such events have occurred.

Section 4.15                    Additional Note Guarantees.

(a)                 The Company will cause each Wholly Owned Domestic Restricted Subsidiary (that is not already a Guarantor), other than an Excluded Subsidiary, that Guarantees, or borrows or Incurs, any Indebtedness under a Debt Facility (including any Future Credit Agreement) or any Capital Markets Indebtedness of the Company or any Guarantor in an aggregate principal amount exceeding $50.0 million, such Wholly Owned Domestic Restricted Subsidiary within 30 days shall execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Wholly Owned Domestic Restricted Subsidiary. If a Wholly Owned Domestic Restricted Subsidiary ceases to be an Excluded Subsidiary, such Wholly Owned Domestic Restricted Subsidiary within 30 days shall execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Wholly Owned Domestic Restricted Subsidiary in the form attached hereto as Exhibit B.

(b)                The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. The Company may also elect, in its sole discretion, to cause any Parent to become a Guarantor.

(c)                 Any Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all obligations that are Guaranteed under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

(d)                Each Note Guarantee shall be released in accordance with the provisions of Section 11.06.

Section 4.16                    Designation of Restricted and Unrestricted Subsidiaries.

(a)                 Except for during a Suspension Period, the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.10 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b)                Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09, the Company will be in default of such covenant.

(c)                 The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company if that redesignation would not cause a Default; provided that such designation will be deemed to be an Incurrence of

Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09; (2) all Liens of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and (3) no Default or Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate.

ARTICLE 5
SUCCESSORs

Section 5.01                    Merger and Consolidation.

(a)                 The Company shall not consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all its assets to any Person in any one transaction or series of related transactions, unless:

(i)                  the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(ii)                immediately after giving effect to such transaction or series of transactions (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction or series of transactions as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;

(iii)              immediately after giving effect to such transaction or series of transactions, either (x) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a) or (y) the Fixed Charge Coverage Ratio of the Successor Company and its Restricted Subsidiaries would be no less than it was immediately prior to such transaction; and

(iv)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of Sections 5.01(a)(ii) and (iii), as applicable.

(b)                The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes, but in the case of a lease of all or substantially all its assets, the predecessor Person will not be released from its obligations under this Indenture or the Notes.

(c)                 Notwithstanding the preceding clauses (ii), (iii) and (iv) (which do not apply to transactions referred to in this sentence) in Section 5.01(a), (1) any Restricted Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company, (2) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary (subject to the provision set forth in Section 5.01(e) governing Guarantors) and (3) the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized solely for the purpose of changing the legal domicile of the Company, reincorporating or reorganizing the Company in another jurisdiction, or changing the legal form of the Company.

(d)                [reserved]

(e)                 No Guarantor may consolidate with or merge with or into, or convey, sell, transfer or lease all or substantially all its assets in any one transaction or series of related transactions to any Person, unless:

(i)                  (1) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the jurisdiction of such Guarantor and the Successor Guarantor (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Note Guarantee and this Indenture;

(2)                immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Subsidiary of the Successor Guarantor as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; and

(3)                such Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel (which may be combined with the Opinion of Counsel mentioned earlier in this sentence) stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Guarantor; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of Section 5.01(e)(i)(2); or

(ii)                the transaction or series of transactions constitutes the conveyance, sale or other transfer (including by consolidation or merger) of such Guarantor or the conveyance, sale or other transfer of all or substantially all of the assets of such Guarantor

(in each case, other than to the Company or any other Guarantor) in compliance with  Section 4.08 and otherwise permitted by this Indenture.

(f)                  The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the predecessor Guarantor under this Indenture and the Note Guarantee, but in the case of a lease of all or substantially all its assets, the predecessor Guarantor will not be released from its obligations under this Indenture or such Note Guarantee.

(g)                Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of changing the legal domicile of the Guarantor, reincorporating or reorganizing the Company in another jurisdiction, or changing the legal form of the Guarantor and (2) a Guarantor may merge, amalgamate or consolidate with the Company or any Restricted Subsidiary. In addition, notwithstanding the foregoing, a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Company or any Restricted Subsidiary.

(h)                For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or of a Guarantor, as applicable, which properties and assets, if held by the Company or a Guarantor, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or a Guarantor, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable.

(i)                  Any reference in this Indenture to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of, or by, a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                    Events of Default. Each of the following is an “Event of Default”:

(a)                 default in any payment of interest on any Note when due and payable, continued for 30 days;

(b)                default in the payment of the principal amount of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c)                 (i) failure to comply with Section 4.02 for 120 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes (with a copy to the Trustee); and (ii) failure to comply with the Company’s and the Restricted Subsidiaries’ agreements or obligations contained in this Indenture (other than a failure that is the subject of the foregoing clauses (a), (b), and (c)(i)) for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 25% in principal amount of the outstanding Notes (with a copy to the Trustee);

(d)                default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, Indebtedness of an SPV Subsidiary or Warehousing Indebtedness of a Warehouse Entity, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(i)                  is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default provision”); or

(ii)                results in the acceleration of such Indebtedness prior to its stated final maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(e)                 the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, other than, in each case, any SPV Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                  commences a voluntary case;

(ii)                consents to the entry of an order for relief against it in an involuntary case;

(iii)              consents to the appointment of a Custodian of them or for any substantial part of their property; or

(iv)               makes a general assignment for the benefit of their creditors or takes any comparable action under any foreign laws relating to insolvency; or

(f)                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                  is for relief against the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, other than, in each case, any SPV Subsidiary, in an involuntary case;

(ii)                appoints a Custodian of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or, in each case, for all or substantially all of their property, other than, in each case, any SPV Subsidiary; or

(iii)              orders the winding up or liquidation of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, other than, in each case, any SPV Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days following the entry thereof.

(g)                failure by the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, other than, in each case, any SPV Subsidiary, to pay final judgments aggregating in excess of $50.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; and

(h)                any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or the Company or any Guarantor denies or disaffirms any Guarantor’s obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture.

Section 6.02                    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Company or any Guarantor that is a Significant Subsidiary) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default specified in Section 6.01(d) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default specified in Section 6.01(d) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. Notwithstanding anything to the contrary set forth above, a notice of Default may not be given with respect to any action taken, and reported publicly or to holders, more than two years prior to such notice of Default. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Company or any Guarantor that is a Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03                    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, the Note Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04                    Waiver of Past Defaults. Holders of a majority in principal amount of the Notes outstanding under this Indenture by written notice to the Trustee may on behalf of all of the Holders waive all past or existing Defaults or Events of Default and rescind any such acceleration with respect to such Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Defaults and Events of Default, other than the nonpayment of principal, premium or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, except (a) a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on a Note held by a non-consenting Holder or (b) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05                    Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that is unduly prejudicial to the rights of any other Holder (provided that the Trustee does not have an affirmative duty to ascertain whether or not any direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall receive indemnification satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06                    Limitation on Suits.

(a)                 Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)                  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)                Holders of at least 25% of the aggregate principal amount of the Notes then outstanding have requested in writing the Trustee to pursue the remedy;

(iii)              such Holder or Holders have offered in writing and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)               the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(v)                the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

(b)                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders).

Section 6.07                    Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.06.

Section 6.09                    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, costs, expenses, disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems reasonably necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including any Guarantors), its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the

Trustee any amount due it for the reasonable compensation, costs, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee, its agents and its counsel for amounts due under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11                    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12                    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13                    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the

Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.14                    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15                    Noteholder Direction.

(a)                 Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than any Holder that is a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the nominee of DTC, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of such Notes in lieu of the nominee of DTC and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to the acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and the Company provides to the Trustee (i) an Officer’s Certificate certifying that the Company has (x) a good faith reasonable basis to believe that one or more Directing Holders were at any relevant time in breach of their Position Representation or their Verification Covenant and (ii) evidence that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee such Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such

Verification Covenant. Any breach of the Position Representation shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Directing Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity and/or security such Directing Holder may have offered or provided to the Trustee), with the effect that such Event of Default shall be deemed never to have occurred and the Trustee shall be deemed not to have received such Noteholder Direction. If the Directing Holder has satisfied its Verification Covenant (and the Company has not determined in good faith that there is a reasonable basis to believe such Verification Covenant has not been satisfied as set forth above), then the Trustee shall be permitted to act in accordance with such Noteholder Direction. Notwithstanding the above, if such Directing Holder’s participation is not required to achieve the requisite level of consent of Holders required under this Indenture to give such Noteholder Direction, the Trustee shall be permitted to act in accordance with such Noteholder Direction notwithstanding any action taken or to be taken by the Company (as described above). In addition, for the avoidance of doubt, this Section 6.15(a) shall not apply to any Holder that is a Regulated Bank; provided that if a Regulated Bank is a Directing Holder or a beneficial owner directing DTC, it shall provide a written representation to the Company that it is a Regulated Bank.

(b)                For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction, Position Representation, Verification Covenant, Officer’s Certificate or other Document delivered to it pursuant to Section 6.15(a), shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction, or Officer’s Certificate or to determine whether any holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement or whether any holder is a Regulated Bank.

(c)                 By their acquisition of the Notes, each Holder and subsequent purchaser of the Notes consents to the delivery of its Position Representation by the Trustee to the Company in accordance with this Indenture. By their acquisition of the Notes, each Holder and subsequent purchaser of the Notes waives any and all claims, in law and/or in equity, against the Trustee and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Indenture, or arising out of or in connection with following instructions or taking actions in accordance with a Noteholder Direction.

ARTICLE 7
TRUSTEE

Section 7.01                    Duties of Trustee.

(a)                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                Prior to the time when the occurrence of an Event of Default is actually known to a Responsible Officer of the Trustee and after the curing or waiving of all such Events of Default with respect to the Notes that may have occurred:

(i)                  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii)                in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall be entitled to conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein); and

(c)                 The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)                  (1) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(ii)                the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(iii)              The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from a majority in aggregate principal amount of the Notes of such series outstanding pursuant to the terms of this Indenture.

(d)                Whether or not therein expressly so provided, this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02                    Certain Rights of Trustee.

(a)                 The Trustee shall be entitled to conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, coupon or other paper, electronic communication or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in any document.

(b)                Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 2.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a copy of a resolution (a “Board Resolution”) certified by an Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

(c)                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to, in the absence of gross negligence or willful misconduct on its part, request and conclusively rely upon a Board Resolution, an Opinion of Counsel or an Officer’s Certificate.

(d)                The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities (including the reasonable fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction.

(f)                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, coupon or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice and at reasonable times during normal business hours to examine the books, records and premises of the Company, personally or by agent or attorney.

(g)                The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any act, omission, misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(h)                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(i)                  The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee as set forth in Section 12.01, and such notice references the Notes and this Indenture and states it is a notice of Default or Event of Default. Nothing herein shall require the Trustee to provide a notice to the Company in accordance with Section 6.01(c) absent a direction from Holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified as provided hereunder).

(j)                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(k)                The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(l)                  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to such Notes.

(m)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate (unless other evidence is specifically prescribed herein), an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(n)                The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Indenture.

(o)                The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(p)                Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(q)                The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(r)                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(s)                 If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred.

(t)                  The Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder.

Section 7.03                    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the Company’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Company of the Notes or the proceeds from the issuance thereof.

Section 7.04                    May Hold Notes. The Trustee, any Paying Agent, Registrar, authenticating agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar, authenticating agent or such other agent. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.07.

Section 7.05                    Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 7.06                    Compensation and Reimbursement and Indemnification of Trustee.

(a)                 The Company agrees:

(i)                  To pay to the Trustee or any predecessor Trustee from time to time such compensation for all services rendered by it hereunder as has been agreed upon from time to time in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

(ii)                Except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any predecessor Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the costs, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct.

(iii)              To indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any losses, liabilities, claims (whether involving the Company, any Guarantor or any other Person), costs and expense (including attorneys fees and expenses), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including the reasonable fees and expenses of its agents and counsel) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or of enforcing this Indenture (including this indemnity). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend such claim and the Trustee may have separate counsel of its selection and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non-appealable decision.

(b)                To secure the Company’s payment obligations in this section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination for any reason of this Indenture.

(c)                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) and (f) occurs, the expenses and compensation for such services are intended to constitute expenses of administration for purposes of priority under Title 11, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

(d)                The provisions of this Section 7.06 shall survive the resignation or removal of the Trustee and the satisfaction, termination or discharge of this Indenture.

Section 7.07                    Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article 7.

Section 7.08                    Resignation and Removal; Appointment of Successor.

(a)                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.09.

(b)                The Trustee may resign at any time by giving 30 days written notice thereof to the Company.

(c)                 The Trustee may be removed at any time by (i) the Company upon 30 days written notice delivered to the Trustee; provided that contemporaneously therewith (x) the Company immediately appoints a successor Trustee with respect to the Notes meeting the requirements of Section 7.07 hereof and (y) the terms of Section 7.09 hereof are complied with in respect of such appointment (the Trustee being removed hereby agreeing to execute the instrument contemplated by Section 7.09(b) hereof, if applicable, under such circumstances); provided further that no Default with respect to such Notes shall have occurred and then be continuing at such time, or (ii) Holders of a majority in principal amount of the outstanding Notes upon 30 days written notice delivered to the Trustee and to the Company.

(d)                If at any time:

(i)                  the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Company or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(ii)                the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Notes, or any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)                 If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of a notice of resignation or the delivery of an act of removal, the Trustee resigning or being removed may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

(f)                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Notes, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g)                The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner provided for notices to the Holders in Section 12.01(b). Each notice shall include the name of the successor Trustee with respect to the Notes and the address of the Corporate Trust Office.

Section 7.09                    Acceptance of Appointment by Successor.

(a)                 In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.06.

(b)                Upon request of any such successor Trustee, the Company shall execute any and all instruments reasonably necessary to more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section 7.09.

(c)                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.10                    Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.11                    Notice of Default. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee or if a Responsible Officer of the Trustee receives written notice of such occurrence by the Company or any Holder, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Company or any Holder. Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice from the Holders if the Trustee in good faith determines that withholding notice is in the interests of the Holders.

ARTICLE 8
DEFEASANCE

Section 8.01                    Option To Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option, at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02                    Legal Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other provisions of this Indenture referred to in (a) through (c) below (it being understood that such Notes shall not be deemed outstanding for accounting purposes), and to have satisfied all of its other obligations under such Notes and this Indenture, including those of the Guarantors (and the Trustee, upon written request of and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                 the rights of Holders of Notes to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)                the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)                 the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(d)                this Article 8.

Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02, notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and clause (iii) of Section 5.01(a) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified in this Section 8.03, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c) (only with respect to covenants that are released as a result of such Covenant

Defeasance), Section 6.01(d), Section 6.01(e) (other than with respect to the Company), Section 6.01(f) (other than with respect the Company), Section 6.01(g) and Section 6.01(h).

Section 8.04                    Conditions to Defeasance.

(a)                 In order to exercise either Legal Defeasance or Covenant Defeasance:

(i)                  the Company shall irrevocably deposit in trust (the “defeasance trust”) with the Trustee cash in dollars or U.S. Government Obligations or a combination thereof, as will be sufficient, without reinvestment, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (such opinion to be delivered to the Trustee), for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited in respect of the Applicable Premium shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption and that the obligation to deposit any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) with the Trustee on or prior to the date of redemption shall survive (any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit (unless otherwise required by applicable DTC procedures) that confirms that such Applicable Premium Deficit shall be applied toward such redemption); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any legal defeasance or covenant defeasance;

(ii)                the Company shall deliver to the Trustee an Opinion of Counsel in the United States stating that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of Legal Defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or change in applicable U.S. federal income tax law since the Issue Date);

(iii)              no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) (and the Incurrence of Liens associated with any such borrowings));

(iv)               such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(v)                the Company shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company; and

(vi)               the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

(b)                Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with Article 3.

Section 8.05                    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes so defeased.

Section 8.06                    Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the opinion of a nationally recognized firm of independent accountants, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.07                    Indemnity for U.S. Government Obligations. The Company shall pay and shall jointly and severally indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.08                    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal, premium, if any, or interest with respect to the Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                    Without Consent of the Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees to:

(a)                 cure any ambiguity, omission, mistake, defect, error or inconsistency;

(b)                provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under any Note Document in accordance with this Indenture;

(c)                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated Notes are treated as registered for U.S. federal income tax purposes);

(d)                add to the covenants or provide for an additional Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Restricted Subsidiary;

(e)                 make any change that does not adversely affect the rights of any Holder in any material respect;

(f)                  comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;

(g)                make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes in accordance with the terms of this Indenture;

(h)                provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 4.15, to add Note Guarantees, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Note Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(i)                  evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document;

(j)                  comply with the rules of any applicable securities depository;

(k)                make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(l)                  conform the text of any Note Document to any provision of the “Description of Notes” section in the Offering Memorandum, to the extent that such provision in such “Description of the Notes” section was intended to conform to a provision of such Note Document (as evidenced in an Officer’s Certificate delivered to the Trustee).

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture.

Section 9.02                    With Consent of the Holders. Except as otherwise provided in Section 9.01 or this Section 9.02, this Indenture, the Notes and the Note Guarantees may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to certain exceptions, any default or compliance with any provisions of this Indenture, the Notes and the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, an amendment, supplement or waiver may not, with respect to any Notes held by a non-consenting Holder:

(a)                 reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                reduce the stated rate of or extend the stated time for payment of interest on any such Note;

(c)                 reduce the principal of or extend the Stated Maturity of any such Note;

(d)                (i) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed (but not the notice period therefor), in each case as set forth in Article 3 and Paragraph 5 of the Notes, (ii) at any time after a Change of Control has occurred, reduce the premium payable upon a Change of Control, change the time at which a Change of Control Offer relating thereto shall be made or at which any such Note shall be repurchased, in each case as set forth in Section 4.04 or (iii) at any time after the Company has become obligated to make an Asset Disposition Offer, change the time at which such Asset Disposition Offer shall be made or the offer price at which any such Note shall be repurchased, in each case as set forth in Section 4.08;

(e)                 make any such Note payable in money other than that stated in such Note;

(f)                  impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(g)                waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the

Holders of at least a majority in principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(h)                subordinate the Notes or the Note Guarantees to any other obligation of the Company or any Guarantor, as applicable;

(i)                  release Company from its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(j)                  make any change in the amendment or waiver provisions which require the Holders’ consent pursuant to this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment of any Note Document. It shall be sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender (including pursuant to any exchange offer) of such Holder’s Notes will not be rendered invalid by such tender (including pursuant to any exchange offer).

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture.

Section 9.03                    Revocation and Effect of Consents and Waivers.

(a)                 A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives written notice of revocation before the date on which the consent or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

(b)                The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action pursuant to this Article 9 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04                    Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company or the Trustee (at the Company’s direction) may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and upon receipt of an Authentication Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver  does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, supplement or waiver, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01                 Satisfaction and Discharge.  This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes (except as to surviving rights  of conversion or  transfer or exchange of the Notes and such other rights and obligations as shall survive in accordance with the express terms of this Indenture (including, the indemnification rights of the Trustee)):

(i)                  when either, (1) all Notes previously authenticated and delivered (other than Notes pursuant to Section 2.08 which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation or (2) all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, money or U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient, without reinvestment, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants (such opinion to be delivered to the Trustee), to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited in respect of the Applicable Premium shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, by or on behalf of the Company, and that the obligation to deposit any Applicable Premium Deficit with the Trustee on or prior to the date of redemption shall survive (any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit (unless otherwise required by applicable DTC procedures) that confirms that such Applicable Premium Deficit shall be applied toward such redemption); provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of this indenture and the Notes;

(ii)                the Company has paid or caused to be paid all other sums payable under this Indenture with respect to the Notes; and

(iii)              the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 10.01 have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (i) and (ii)).

(b)                Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (i)(2) of Section 10.01(a), the provisions of Sections 7.06, 8.06 and 10.02 shall survive.

Section 10.02                 Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01; provided, however, that, if the Company has made any payment of principal, premium, if any, or interest with respect to the Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 11
GUARANTEES

Section 11.01                 Guarantees.

(a)                 Subject to this Article 11, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives (to the extent it may lawfully do so) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.

(c)                 Each of the Guarantors also agrees, jointly and severally, to pay the Trustee’s ordinary and extraordinary fees and expenses and the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(d)                If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)                 Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this

Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)                  Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)                In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)                Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature

Section 11.02                 Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 11.03                 Execution and Delivery.

(a)                 To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)                Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)                 If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)                The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)                 If required by Section 4.15, the Company shall cause any newly created or acquired Domestic Subsidiary (other than an Excluded Subsidiary) to comply with the provisions of Section 4.15 and this Article 11, to the extent applicable.

Section 11.04                 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 11.05                 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 11.06                 Release of Note Guarantees.

(a)                 A Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon:

(i)                  a sale or other disposition (including by way of consolidation or merger) of (i) in the case of a Guarantor, the Capital Stock of such Guarantor, after which such Guarantor is no longer a Restricted Subsidiary or (ii) the sale or other disposition (including by way of consolidation or merger) of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary), in each case if such sale or other disposition is made in compliance with this Indenture;

(ii)                with respect to the Note Guarantee of a Guarantor, the designation in accordance with this Indenture of such Guarantor as, or otherwise becoming, an Unrestricted Subsidiary;

(iii)              defeasance or discharge of the Notes, as provided in Article 8 and Article 10;

(iv)               the occurrence of an event following which that a Guarantor becomes an Excluded Subsidiary in a manner not in violation of this Indenture, provided that no such Guarantor shall be released of its Note Guarantee pursuant to this clause (iv) to the extent it is not substantially concurrently released under any Debt Facility;

(v)                the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under any Debt Facility and any other Indebtedness giving rise to the obligations to provide such Guarantee; or

(vi)               upon the achievement of Investment Grade Status by the Notes; provided that such Note Guarantee shall be reinstated upon the Reversion Date.

(b)                At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel that such release of a Note Guarantee complies with this Indenture, the Trustee shall execute and deliver such instruments reasonably requested by the Company evidencing such release and discharge in respect of the applicable Note Guarantee.

(c)                 Notwithstanding anything to the contrary herein, no Guarantor shall be released from its Note Guarantee solely by virtue of no longer being a Wholly-Owned Subsidiary of the Company unless (i) the Company or the applicable Restricted Subsidiary is deemed to have made an Investment in such subsidiary in the amount of its outstanding Investment therein at such time, and such Investment is permitted under Section 4.10 at such time and (ii) such Subsidiary does not continue to be a Wholly-Owned Subsidiary of the Issuer and/or one or more Affiliates pursuant to the formation of a good faith and bona fide joint venture with a third party or other strategic transaction entered into for a good faith and bona fide operating purpose, in each case, to the extent that such Subsidiary becomes a non-Wholly-Owned Subsidiary solely as the result of the transfer of equity interests in such Subsidiary to a third party (that is not an Affiliate of the Company) for fair market value.

ARTICLE 12
MISCELLANEOUS

Section 12.01                 Notices.

(a)                 All statements, requests, notices, agreements and any other communications hereunder shall be in writing, and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or overnight air courier guaranteeing next day delivery, or delivered electronically via email, addressed as follows:

If to the Company or any Guarantor:

Figure Technology Solutions, Inc.

100 West Liberty Street, Suite 600

Reno, Nevada 89501

Attn: Chief Legal Officer

if to the Trustee:

Wilmington Trust, National Associations

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attn: Figure Technology Notes Administrator

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                All notices to Holders of Notes will be validly given if mailed (including overnight courier) to them at their respective addresses in the register of the Holders of the Notes, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to DTC in accordance with DTC’s procedures, and such delivery shall be deemed to satisfy the requirements of this paragraph. Any notice or communication sent to a Holder shall be mailed to such Person by first-class mail (including overnight courier) or sent in accordance with DTC’s procedures, as applicable, and shall be sufficiently given if so mailed or sent within the time prescribed. Failure to mail or send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(c)                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided in this Section 12.01, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

Notwithstanding any other provision of this Indenture or any security, where this Indenture or any security provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such security (or its designee), pursuant to the customary procedures of such Depository.

In addition to the foregoing, the Trustee shall be entitled to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. Subject to Section 7.02, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything herein to the contrary, any notice to the Trustee shall be deemed given when actually received.

Section 12.02                 Concerning the Trust Indenture Act. The Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees.

Section 12.03                 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a)                 an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all covenants and conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                other than with respect to actions taken on the Issue Date, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with.

Section 12.04                 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.05) shall include:

(a)                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                 a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.05                 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliates of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.06                 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 12.07                 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.08                 Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

Section 12.09                 Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, the Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 12.09, each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 12.01 shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 12.10                 No Personal Liability of Directors, Officers, Employees and Equity Holders. No director, officer, employee, incorporator, member, partner or shareholder of the Company, any Guarantor or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.11                 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12                 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.13                 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 12.14                 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15                 Indenture Controls. If and to the extent that any provision of the Notes limit, qualify or conflict with a provision of this Indenture, such provision of this Indenture shall control.

Section 12.16                 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.17                 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES CONTEMPLATED HEREBY.

Section 12.18                 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.19                 Judgment Currency. The Company and each Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.  For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

Section 12.20                 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

Figure Technology Solutions, Inc.

By:	/s/ Michael Tannenbaum
	Name:	Michael Tannenbaum
	Title:	Chief Executive Officer

Figure Lending Corp.

By:	/s/ Michael Tannenbaum
	Name:	Michael Tannenbaum
	Title:	Chief Executive Officer and President

Figure Lending LLC

By:	/s/ Michael Tannenbaum
	Name:	Michael Tannenbaum
	Title:	Chief Executive Officer and President

Figure Markets Holdings, Inc.

By:	/s/ Michael Tannenbaum
	Name:	Michael Tannenbaum
	Title:	President

[Signature Page to Indenture]

Wilmington Trust, National Association, as Trustee

By:	/s/ Karleen R. Bratland
	Name:	Karleen R. Bratland
	Title:	Assistant Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1                    Definitions.

1.1                Definitions.

Capitalized terms used but not defined in this Appendix shall have the meanings given to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend) that does not include the Global Notes Legend.

“Depository” means, with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth in Exhibit A of this Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Purchase Agreement” means (a) the Purchase Agreement dated July 9, 2026, among the Company, the other Guarantors named therein and Wells Fargo Securities, LLC, as representative of the several initial purchasers named therein, and (b) any other similar purchase agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes sold in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor Person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Notes” means Definitive Notes and any other Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes bearing the Restricted Notes Legend.

1.2                Other Definitions.

Term:	Defined in Section
“Agent Members”	2.1(b)
“Global Notes	2.1(b)

2                    The Notes.

2.1                Form and Dating; Global Notes.

(a)                 The Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to QIBs in reliance on Rule 144A and who are acquiring the Notes for their own account or for one or more accounts, over which they exercise sole discretion. Such Notes may thereafter be transferred to QIBs. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more purchase agreements in accordance with the Indenture and applicable law.

(b)                Global Notes. Rule 144A Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”) and Regulation S Notes initially shall be represented by one or more Notes in fully registered global form without interest coupons (collectively, the “Regulation S Global Notes” and, together with the Rule 144A Global Notes, the “Global Notes”). The Global Notes shall bear the Global Notes Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Notes held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(i)                  Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depositary is not appointed, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of

Definitive Notes, or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.

(ii)                In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iii)              Any Transfer Restricted Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall bear the Restricted Notes Legend.

(iv)               The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2                Transfer and Exchange.

(a)                 Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.

(b)                Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and the Investment Company Act. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b).

(c)                 Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).

(d)                Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. If any Holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)               if the Holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such Holder in the form attached to the applicable Note;

(B)               if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Note; and

(C)               if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Note; and

(D)               the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in a Transfer Restricted Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.

The Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(e)                 Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)                  Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)               if the transfer will be made pursuant to Rule 144A under the Securities Act to a QIB, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)               if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(f)                  Legend.

(i)                  Each Note certificate evidencing the Global Notes and the Definitive Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Notes Legend”):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A PERSON WHO IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER MUST COMPLETE AND SUBMIT TO THE TRUSTEE THE CERTIFICATE SPECIFIED IN THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER, IF REQUIRED BY THE INDENTURE.”

Each Definitive Note shall bear the following additional legend (the “Definitive Notes Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Note shall bear the following additional legend (the “Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF

TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Each Note shall bear the following additional legend (the “ERISA Legend”):

“BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, AS APPLICABLE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT (I) EITHER (A) IT IS NOT ACQUIRING AND WILL NOT HOLD SUCH SECURITY (OR INTEREST HEREIN) WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN INVESTOR”), OR A LAW THAT IS SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF SUCH SECURITY (OR INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (II) IF IT IS A BENEFIT PLAN INVESTOR, ITS FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN). FOR THESE PURPOSES, A “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT THE UNDERLYING ASSETS OF WHICH INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY OR ACCOUNT.”

(g)                Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository, at the direction of the Trustee to reflect such increase.

(h)                Obligations with Respect to Transfers and Exchanges of Securities.

(i)                  To permit registrations of transfers and exchanges, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)                No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.04, 4.08 and 9.04 of the Indenture).

(iii)              Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar shall deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)               All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)                No Obligation of the Trustee.

(vi)               The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or  any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee shall be entitled to conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(vii)             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)                  Transfers to non-QIBs. The Company shall have the right to compel any beneficial owner of a Note (or any interest therein) to provide proof that it is a QIB at any time. If, notwithstanding the restrictions on transfer contained herein, the Company determines that any beneficial owner of any Notes (or any interest therein) is not a QIB, then the Company may require, by notice to such beneficial owner, that such beneficial owner sell all of its rights, title and interest to such Notes (or interest therein) to a person that is a QIB, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, the Company shall have the right (1) to compel such holder to sell its interest in the Notes, (2) to assign to such Notes a separate CUSIP number or numbers, or (3) without further notice to such holder, to sell such Notes or interest in such Notes, as applicable, to a purchaser selected by the Company on such terms as the Company may choose. The Company may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such interest to the highest such bidder; provided, however, that the Company may select a purchaser by any other means determined by the Company in its sole discretion. Each Holder of a Note and each owner of a beneficial interest in a Note (and each other person in the chain of title), as applicable, by their acceptance of an interest in the applicable Notes agree to cooperate with the Company and any other party to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to such holder. The terms and conditions of any such sale shall be determined in the Company’s sole discretion, and neither the Company nor the Trustee shall be liable to any person having an interest in the Notes sold as a result of any sale pursuant to this Section 2.2(i) or the exercise of such discretion.

2.3                [reserved].

2.4                Holder Representations and Warranties. Each Person who becomes a Holder of Notes shall be deemed to acknowledge, represent, warrant and agree on the date such Person acquires any interest in any Note the following:

(a)                 It is purchasing the Notes for its own account or for an account with respect to which it exercises sole investment discretion, and either (i) it and each such account are QIBs and are aware that the sale to it is being made in reliance on Rule 144A or (ii) it is, and each such account is, a non-U.S. person acquiring the Notes in an offshore transaction outside the United States in reliance on Regulation S under the Securities Act.

(b)                The Notes have not been (and will not be) registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold except as set forth in Section 2.4(d).

(c)                 Neither the Company nor any Initial Purchaser or any person representing the Company or any Initial Purchaser has made any representation to you with respect to the Company or the offering and sale of the Notes other than the information contained or incorporated by reference in the Offering Memorandum or in any supplement to the Offering Memorandum that the Company has approved. It also acknowledges that it has received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledges that it has had access to such financial and other information, including that incorporated by reference in the Offering Memorandum, and has been offered the opportunity to ask the Company questions and received answers thereto, as it deemed necessary in connection with the decision to purchase the Notes. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each willing and able to bear the economic and other risk of its investment.

(d)                It will not offer to sell, sell, pledge or otherwise transfer any of the Notes after the original issuance of the Notes except (i) to the Company or any of its subsidiaries, (ii) to a person whom it reasonably believes is a QIB purchasing for its own account or for the account of a QIB, in each case in compliance with Rule 144A, (iii) to a person who is not a U.S. person in an offshore transaction outside the United States in compliance with Rule 904 of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case, in accordance with the Securities Act and all applicable securities laws of any U.S. state or other applicable jurisdiction.

(e)                 It will not offer to sell, sell, pledge or otherwise transfer any of the Notes except in accordance with the transfer restrictions set forth in the legends to be affixed on the Notes.

(f)                  It is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Issuer or any Guarantor.

(g)                It understands that each Note will bear a legend substantially as included in Section 2.2(f) above:

(h)                It acknowledges that the Company, Guarantors, the Initial Purchasers and others will rely upon the truth and accuracy of the above acknowledgments, representations and agreements. It agrees that if any of the acknowledgments, representations or agreements it is deemed to have made by its purchase of Notes is no longer accurate, it will promptly notify the Company and the Initial Purchasers. If it is purchasing any Notes as a fiduciary or agent for one or more investor accounts, then it represents that it has sole investment discretion with respect to, and has full power to make the above acknowledgments, representations and agreements on behalf of, each of those accounts.

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Insert Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Add ERISA Legend, if applicable, pursuant to the provisions of the Indenture]

[FORM OF NOTE]

No.	[Up to] $[ ]

8.500% Senior Notes due 2031

CUSIP No.: [        ]1
ISIN No.: [        ]2

Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), promises to pay to CEDE & CO., or registered assigns, the principal sum of                    Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Note attached hereto]3 on July 31, 2031.

Interest Payment Dates: January 31 and July 31 of each year, beginning January 31, 2027.

Record Dates: January 15 and July 15 of each year.

Additional provisions of this Note are set forth on the reserve side of this Note.

[Signature Page Follows]

[1]	Rule 144A Note CUSIP: 349381 AA1

Regulation S Note CUSIP: U3170F AA9

[2]	Rule 144A Note ISIN: US349381AA16

Regulation S Note ISIN: USU3170FAA94

[3]	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES —SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIGURE TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

8.500% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on January 31 and July 31 of each year, commencing [January 31, 2027].4 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [July 14, 2026]5 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 15 or July 15 (whether or not a Business Day) next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”) or any successor depositary. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

4 With respect to Notes issued on the Issue Date.

5 With respect to Notes issued on the Issue Date.

3.	Paying Agent and Registrar

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company or any of its domestically-organized wholly owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of July 14, 2026 (the “Indenture”), among the Company, the Guarantors party thereto, and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Company. This Note is one of a duly authorized issue of Notes of the Company designated as its 8.500% Senior Notes due 2031. The Company shall be entitled to issue Additional Notes pursuant to Article 2 of the Indenture. The Notes and Additional Notes shall be treated as a single class of securities for all purposes under the Indenture.

5.	Optional Redemption

(a)                 Except as set forth in paragraphs (b) through (e), the Notes are not redeemable at the option of the Company.

(b)                At any time and from time to time prior to July 31, 2028, the Company may redeem the Notes, in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice at a redemption price (calculated by the Company) equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)                 At any time and from time to time on or after July 31, 2028, the Company may redeem the Notes, in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior notice at the following redemption prices (calculated by the Company) (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but not including, the relevant redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on July 31 of the years set forth below:

Redemption Period	Price
2028	104.250%
2029	102.125%
2030 and thereafter	100.000%

(d)                At any time and from time to time prior to July 31, 2028, the Company may redeem the Notes, at its option, upon not less than 10 nor more than 60 days’ prior notice, with the Net Cash Proceeds from one or more Equity Offerings at a redemption price (calculated by the Company) equal to 108.500% plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), in an aggregate principal amount for all such redemptions not to exceed 40% of the original aggregate principal amount of the Notes (including Additional Notes); provided that:

(1)                in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)                not less than 50% of the original aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture remains outstanding immediately thereafter (excluding any Notes held by the Company or any of its Subsidiaries).

(e)                 Notwithstanding the foregoing, in connection with any tender for, or other offer to purchase, all of the outstanding Notes (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in such tender or other offer and the Company or any third party making such a tender or other offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders of the Notes will be deemed to have consented to such tender or other offer and, accordingly, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all (but not less than all) of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each other Holder (excluding any early tender or similar incentive fee) in such tender or other offer plus accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.	Sinking Fund

The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

7.	Offer to Repurchase Upon a Change of Control

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

8.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof A Holder shall register the transfer of or exchange of

Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or Asset Disposition Offer or to register the transfer of or to exchange a Note between a record date or interest payment date.

9.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

11.	Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption, or maturity, as the case may be.

12.	Amendment. Waiver

The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

13.	Defaults and Remedies

The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Personal Liability of Directors, Officers, Employees, Members and Equity Holders

No director, officer, employee, incorporator, member, partner or shareholder of the Company, any Guarantor or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually, by facsimile or electronically signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

19.	CUSIP Numbers and ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Notes to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $              principal amount of Notes held in (check applicable space)               book-entry or               definitive form by the undersigned.

The undersigned:

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above)

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

Such Note is being acquired for the undersigned’s own account, without transfer.

Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

Such Note is being transferred to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer,” in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

Such Note is being transferred to a Non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

[signature page follows]

Date:	Your Signature:

Signature Guarantee:

Date:
	Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is set forth on the face hereof. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

Submit this form if you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or Section 4.08 of the Indenture, check the appropriate box below:

[  ] Section 4.04           [  ] Section 4.08

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 or Section 4.08 of the Indenture, state the amount ($2,000 and any integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

*Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [_____________] [__], 20[__], among _____________________________ (the “Guaranteeing Subsidiary”), a subsidiary of Figure Technology Solutions, Inc., a Nevada corporation (the “Company”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 14, 2026, providing for the issuance of an unlimited aggregate principal amount of 8.500% Senior Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, the Company has provided to the Trustee such documents as are required to be provided to it under Article 9 of the Indenture, and pursuant to Section 9.01 of the Indenture, the Trustee and the Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.       Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.       Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

4.       Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS

B-1

EXHIBIT B

SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.       Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.       Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Supplemental Indenture and shall not modify or restrict any of the terms or provisions hereof.

7.       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary.

B-2

EXHIBIT B

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

FIGURE TECHNOLOGY SOLUTIONS, INC.

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-3